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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218778

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we and the selling shareholder are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
Preliminary Prospectus Supplement dated August 25, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 21, 2017)

103,000,000 Class B Common Shares

Grupo Supervielle S.A.

which may be represented by American depositary shares

                     We, Grupo Supervielle S.A., a sociedad anónima organized under the laws of the Republic of Argentina, and the selling shareholder named in this prospectus supplement are offering class B common shares, or "Class B shares," in a global offering, which consists of an international offering in the United States and other countries outside Argentina and a concurrent offering in Argentina. In the aggregate, 70,000,000 Class B shares, which at the option of the international underwriters named in this prospectus supplement, or "international underwriters," may be represented by American depositary shares ("ADSs"), are being offered by us in the global offering and 33,000,000 Class B shares, which at the option of the international underwriters may be represented by ADSs, are being offered by the selling shareholder in the global offering. Each ADS represents five Class B shares. The international offering of the ADSs is being underwritten by the international underwriters. In the Argentine offering, Class B shares are being offered by us and the selling shareholder to investors in Argentina through the Argentine placement agents named in this prospectus supplement, or "Argentine placement agents." The closings of the international and Argentine offerings are conditioned upon each other. We will not receive any proceeds from the sale of Class B shares by the selling shareholder.

                     Under Argentine law, our existing shareholders are entitled to preemptive and accretion rights to subscribe to our capital increase underlying the global offering. As a result, simultaneously with this global offering, we expect to commence on September 1, 2017 a preemptive and accretion rights offering in Argentina to our shareholders of record as of August 31, 2017 (the "rights offering"), who will have the opportunity to subscribe for up to 70,000,000 Class B shares at the price of the Class B shares offered and sold in the Argentine offering. The subscription period in respect of the rights offering will expire immediately prior to the announcement of the public offering price and the allocation of the Class B shares and ADSs in the global offering. In order to facilitate the execution of the global offering, our controlling shareholder, who owns 29.02% of our total outstanding Class B shares (and 100% of our multiple voting Class A shares, collectively representing 53.25% of our capital stock), has agreed to assign to Banco Supervielle S.A., as subscription agent, its preemptive and accretion rights in respect of 53.25% of the Class B shares to be issued pursuant to the rights offering. The rights offering will not be available to existing holders of ADSs. Subject to the provisions of the deposit agreement, The Bank of New York Mellon, as depositary (the "Depositary"), will seek to sell the rights it receives with respect to Class B shares underlying ADSs and distribute the proceeds, if any, after deducting the Depositary's fees and expenses and any applicable taxes, pro rata to the holders of ADSs as of a record date to be determined by the Depositary. See "Rights Offering in Argentina." Any Class B shares subscribed for by our existing shareholders in the rights offering will reduce the amount of Class B shares offered in the global offering.

                     Our Class B shares are listed on Bolsas y Mercados Argentinos S.A. (the "BYMA") and the Mercado Abierto Electrónico S.A. ("MAE"), under the symbol "SUPV." ADSs representing our Class B shares are listed on the New York Stock Exchange under the symbol "SUPV." On August 24, 2017, the last reported sale price of our Class B shares was Ps.73.50 per share and the last reported sale price of the ADSs was US$21.27 per ADS.

                     Investing in the Class B shares and ADSs involves a high degree of risk. See "Risk Factors" beginning on page S-32 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

	Per ADS	Per Class B share	Total
Public offering price	US$	US$	US$
Underwriting discounts and commissions(1)	US$	US$	US$
Proceeds, before expenses from the sale of shares and, if applicable, ADSs, to us	US$	US$	US$
Proceeds, before expenses from the sale of shares and, if applicable, ADSs, to the selling shareholder	US$	US$	US$
(1)
See "Underwriting."

                     We have granted the international underwriters the right for a period of 30 days from the date of this prospectus supplement to purchase in the aggregate up to 15,450,000 additional Class B shares (less any Class B shares subscribed by our existing shareholders (other than the selling shareholder) by exercising their preemptive and accretion rights), which at the option of the international underwriters may be represented by ADSs, at the public offering price paid by investors minus any applicable discounts and commissions pursuant to the international underwriters' option to purchase additional Class B shares.

                     Our shareholders of record as of August 31, 2017 will have preemptive and accretion rights with respect to any Class B shares that are available to the international underwriters under the option described above, but only to the extent that such option is exercised. New shareholders that purchased Class B shares or ADSs in the global offering will not have preemptive or accretion rights with respect to any Class B shares sold pursuant to the international underwriters' option to purchase additional shares.

                     The public offering of our Class B shares in Argentina has been approved by the Argentine securities regulator (Comisión Nacional de Valores, or "CNV").

                     Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Class B shares or the ADSs or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                     We expect that the Class B shares and ADSs will be ready for delivery on or about                    , 2017.

Global Coordinator and Joint Bookrunner

BofA Merrill Lynch

Joint Bookrunners

Itaú BBA	J.P. Morgan

That date of this prospectus supplement is                    , 2017.

Prospectus Supplement

Prospectus

i

              We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

              THIS PROSPECTUS SUPPLEMENT IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNV. THE TERMS AND CONDITIONS OF ANY OFFER OF SECURITIES WILL BE NOTIFIED TO THE CNV FOR INFORMATIONAL PURPOSES ONLY AND SUCH NOTICE DOES NOT CONSTITUTE A CERTIFICATION AS TO THE INVESTMENT VALUE OF THE SECURITIES OR OUR SOLVENCY. THE CNV HAS NOT RENDERED, AND WILL NOT RENDER, ANY OPINION IN RESPECT OF THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OF IN THE ARGENTINE PROSPECTUS. IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY ARGENTINE CITIZEN WHO MAY ACQUIRE CLASS B SHARES AND ADSs FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF US.

              The offering of ADSs is being made in the United States and elsewhere outside Argentina solely on the basis of the information contained in this prospectus supplement and the accompanying prospectus. We and the selling shareholder are also offering Class B shares in Argentina using a Spanish-language prospectus that has been filed with the CNV. The Argentine prospectus is in a different format than this prospectus supplement in accordance with CNV regulations but contains substantially the same information included in this prospectus supplement.

              The Argentine public offering of the Class B shares has been authorized by the CNV pursuant to Resolution No.18,856 dated July 18, 2017. The CNV authorization means only that the information requirements of the CNV have been satisfied.

              No offer or sale of ADSs may be made to the public in Argentina except in circumstances that do not constitute a public offer or distribution under Argentine laws and regulations.

ii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Information

              We maintain our financial books and records in Pesos and prepare our consolidated financial statements in Argentina in conformity with Argentine Banking GAAP, as these are the rules and regulations applied by Banco Supervielle S.A. and its consolidated subsidiaries (the "Bank"), our main subsidiary. Argentine Banking GAAP differs in certain significant respects from U.S. GAAP and from Argentine GAAP. Our annual consolidated financial statements as of December 31, 2016 and 2015 and for the three years ended December 31, 2016, 2015 and 2014 have been audited, as stated in the report appearing in our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on May 1, 2017 (the "2016 Form 20-F") and incorporated by reference herein, which are referred to as our "2016 consolidated financial statements." Our 2016 Form 20-F and our 2016 consolidated financial statements are incorporated by reference in this prospectus. Note 35 to our 2016 consolidated financial statements provides a description of the principal differences between Argentine Banking GAAP and U.S. GAAP, as they relate to us, and a reconciliation to U.S. GAAP of net income and shareholders' equity as of December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015 and 2014. Unless otherwise indicated, all financial information of our company included in this prospectus supplement is stated on a consolidated basis under Argentine Banking GAAP. Our consolidated financial statements at December 31, 2016 were approved by our ordinary and extraordinary shareholders' meeting held on April 27, 2017.

              Our 2016 consolidated financial statements are included in our 2016 Form 20-F and were audited by Price Waterhouse & Co. S.R.L., a member firm of the PricewaterhouseCoopers network, an independent registered public accounting firm, whose audit report is incorporated by reference in this prospectus supplement.

              We have also incorporated by reference in this prospectus supplement our unaudited consolidated interim financial statements as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 (which we refer to as the "June 2017 interim financial statements," and, together with the 2016 consolidated financial statements, the "consolidated financial statements"), which were not audited. Our June 2017 interim financial statements do not include a reconciliation to U.S. GAAP of shareholders' equity as of June 30, 2017 or net income for periods ended June 30, 2017 or 2016. There is no material difference from U.S. GAAP as it would be applied to our shareholders equity as of June 30, 2017 or our net income for the six-month periods ended June 30, 2017 or 2016 that was not disclosed and quantified in the reconciliation to U.S. GAAP as of December 31, 2016 and 2015 and for the three years ended December 31, 2016, 2015 and 2014. Our June 2017 interim financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with our 2016 consolidated financial statements.

              Certain figures included in this prospectus supplement (including percentage amounts) have been subject to rounding adjustments. Accordingly, certain totals may therefore not precisely equal the sum of the numbers presented.

Currencies and Rounding

              The terms "U.S. dollar" and "U.S. dollars" and the symbol "US$" refer to the legal currency of the United States. The terms "Peso" and "Pesos" and the symbol "Ps." refer to the legal currency of Argentina.

              We have translated certain of the Peso amounts contained in this prospectus supplement into U.S. dollars for convenience purposes only. Unless otherwise indicated, the rate used to translate such amounts as of December 31, 2016 and as of June 30, 2017 was Ps.16.5985 to US$1.00, which was the reference exchange rate reported by the Banco Central de la República Argentina (the "Central Bank")

for U.S. dollars on June 30, 2017. The Federal Reserve Bank of New York does not report a noon buying rate for Pesos. The U.S. dollar equivalent information presented in this prospectus supplement is provided solely for the convenience of investors and should not be construed as implying that the Peso amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate. See "Exchange Rates" for more detailed information regarding the translation of Pesos into U.S. dollars.

 ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a "shelf" registration process. The document is divided into two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we or the selling shareholder referred to therein may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

              In this prospectus supplement, unless otherwise specified or the context otherwise requires, we use the terms "we," "us," and "our," to refer to Grupo Supervielle S.A. and its consolidated subsidiaries, including the Bank. The term "SMEs" refers to companies with annual sales over Ps.40.0 million and below Ps.200.0 million. The term "Middle-Market Companies" refers to companies with annual sales over Ps.200.0 million and below Ps.1.0 billion. The term "Large Corporates" refers to companies with annual sales over Ps.1.0 billion.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus, contains estimates and forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future courses of action, events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward-looking statements, including, among others:

  •
  the results of the mid-term legislative elections to be held on October 2017 and its effects on Argentina's economy;

  •
  changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

  •
  changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including expected or unexpected turbulence or volatility in domestic and international financial markets;

  •
  changes in regional, national and international business and economic conditions, including inflation;

  •
  changes in interest rates and the cost of deposits, which may, among other things, affect margins;

  •
  unanticipated increases in financing or other costs or the inability to obtain additional debt or equity financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

  •
  changes in government regulation, including tax and banking regulations;

  •
  adverse legal or regulatory disputes or proceedings;

  •
  the interpretation by judicial courts of the new Argentine Civil and Commercial Code;

  •
  credit and other risks of lending, such as increases in defaults by borrowers;

  •
  fluctuations and declines in the value of Argentine public debt;

  •
  increased competition in the banking, financial services, credit card services, asset management and related industries;

  •
  a loss of market share by any of our main businesses;

  •
  increase in the allowances for loan losses;

  •
  technological changes or an inability to implement new technologies, changes in consumer spending and saving habits;

  •
  ability to implement our business strategy;

  •
  fluctuations in the exchange rate of the Peso; and

  •
  other factors discussed under "Item 3.D Risk Factors" in our 2016 Form 20-F.

              The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "forecast" and similar words are intended to identify forward-looking statements. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements speak only as of the date they were made, and we do not undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus supplement because of new information, future events or other factors, except as required by applicable law. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus supplement might not occur and do not constitute guarantees of future performance. Because of these uncertainties, you should not make any investment decisions based on these estimates and forward-looking statements.

SUMMARY

              This summary highlights material information appearing elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should carefully read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our consolidated financial statements and related notes, the matters discussed in "Risk Factors" in this prospectus and our 2016 Form 20-F and in other documents that we subsequently file with the SEC that are incorporated by reference herein.

Overview

              We own the fourth largest Argentine private domestically-owned bank in terms of assets. We maintain a strong geographic presence in the City of Buenos Aires and the Greater Buenos Aires metropolitan area, which is Argentina's most commercially significant and highly populated area, and we are leaders in terms of our banking network in some of Argentina's most dynamic regions, including Mendoza and San Luis. The Bank, which consolidated with Cordial Compañía Financiera S.A. ("CCF"), is our main asset, comprising 97.2% of our total assets, and has a history of strong growth. Between the 2014 and 2016 period, our loan portfolio grew at a CAGR of 38.2%, as compared to 30.7% for the Argentine private financial system (excluding public banks). Between June 30, 2016 and June 30, 2017, our loan and financial leasing portfolios (before loan loss provisions and including our securitized loan portfolio) grew 51.3%. In the same period, loans to the private sector in the Argentine financial system grew 40.3%.

              The table below shows the evolution of our loan and financial leasing portfolios, our securitized loan and leasing portfolios, and non-performing loans and coverage ratios on a quarterly basis between June 30, 2016 and June 30, 2017, the quarterly variation (in percentage) of such portfolios comparing the balances of each portfolio as of June 30, 2017 and March 31, 2017, and the annual variation (in percentage) of the balances of each portfolio between June 30, 2016 and 2017.

	As of June 30,	As of March 31,	As of December 31,
				September 30,	As of June 30,
						Quarter on Quarter Variation(1)	Year on Year Variation(2)
	2017		2016
	(in thousands of Pesos, except percentages)
Total Loans	40,448,290	38,091,400	35,795,656	30,351,771	26,003,460	6.2%	55.5%
Receivables from financial leases	1,897,622	1,712,331	1,543,109	1,399,898	1,405,955	10.8%	35.0%
Total Loans & Receivables from financial leases(3)	42,345,912	39,803,731	37,338,765	31,751,669	27,409,415	6.4%	54.5%
Securitized loan portfolio	2,226,013	1,361,321	1,483,919	1,512,790	2,040,441	63.5%	9.1%
Total	44,571,925	41,165,052	38,822,684	33,264,459	29,449,856	8.3%	51.3%
NPL	2.9%	2.9%	2.8%	3.0%	3.1%	—	—
Coverage ratio	88.0%	87.0%	87.1%	83.7%	83.2%	—	—

(1)
Variation of portfolio balances between March 31, 2017 and June 30, 2017.

(2)
Variation of portfolio balances between June 30, 2016 and June 30, 2017.

(3)
Includes loan loss provisions and excludes our securitized loan portfolio.

              The table below shows the evolution of our total deposits and unsubordinated negotiable obligations on a quarterly basis between June 30, 2016 and June 30, 2017 and the quarterly and annual variations (in percentages) of such deposits and medium term notes between June 30, 2017 and March 31, 2017 and June 30, 2016 and 2017, respectively.

			As of December 31,
	As of June 30,	As of March 31,		September 30,	As of June 30,
						Quarter on Quarter Variation(1)	Year on Year Variation(2)
	2017		2016
	(in thousands of Pesos)
Total Deposits	42,831,613	38,826,752	35,897,864	30,417,234	27,652,244	10.3%	54.9%
Unsubordinated Negotiable Obligations	6,701,967	6,580,070	1,966,936	939,963	1,125,806	1.9%	495.3%
Total Deposits & Unsubordinated Negotiable Obligations	49,533,580	45,406,822	37,864,800	31,357,197	28,778,050	9.1%	72.1%

(1)
Variation of total deposits and unsubordinated negotiable obligations between March 31, 2017 and June 30, 2017.

(2)
Variation of total deposits and unsubordinated negotiable obligations between June 30, 2016 and June 30, 2017.

              As of June 30, 2017, we served over 2 million customers, and our assets totaled Ps. 67.2 billion (approximately US$4.0 billion), in addition to Ps. 13.6 billion (approximately US$817.0 million) of assets managed by SAM. As of June 30, 2017, the Bank and CCF accounted for 88.9% and 8.7% of our total assets, respectively.

              As of December 31, 2016 and 2015, according to calculations performed based on Central Bank and other third party information, our share for the products or segments was as follows:

  •
  According to the Central Bank, our market share of personal loans advanced by the Argentine private financial system as of December 31, 2016 was 7.0% compared to a 5.7% market share as of December 31, 2015.

  •
  Leasing: a 12.7% private banks market share, and a private banks market share greater than 13.1% when taking into account our securitized leasing portfolio as of December 31, 2016, compared to a market share of 9.6% and greater than 11.0%, respectively, as of December 31, 2015.

  •
  Mastercard credit cards for which billing statements were issued: a 9.2% market share as of December 31, 2016, compared to a 10.0% market share as of December 31, 2015.

  •
  Factoring market share of the Argentine financial system as of December 31, 2016, was 6.9% compared to a 5.2% market share as of December 31, 2015.

  •
  We managed 12.3% as of December 31, 2016, and 12.9% as of December 31, 2015, of all social security payments to senior citizens in Argentina.

              As of the June 30, 2016, according to the latest available information:

  •
  Deposits among private banks in the Mendoza and San Luis regions: a 18.5% and 55.8% market share, respectively; and

  •
  Total loans among private banks in the Mendoza and San Luis regions: a 22.6% and 48.9% market share, respectively.

              We offer diverse financial products and services that are specifically tailored to cover the different needs of our customers through a multi-brand and multi-channel platform. We have developed a multi-brand business model to differentiate the financial products and services we offer to a wide spectrum of individuals, small businesses, SMEs, Middle-Market Companies and Large Corporates in Argentina. Our current infrastructure supports our multi-channel distribution strategy with a strategic national footprint through 324 access points, which include 177 full bank branches (78 of which are branches fully dedicated to serve senior citizens (the "Senior Citizens' dedicated branches"), 19 banking payment and collection centers, 67 CCF points of sale located in Walmart supermarkets, 61 consumer financing branches and other points of sale, 505 ATMs and 168 self-service terminals.

              As of June 30, 2017, the Bank's loan portfolio to branches ratio was Ps. 222.1 million, compared to Ps. 120.5 million as of December 31, 2015. Based on the Peso amounts of the loan portfolios reported by the following Argentine private banks in their respective financial statements as of June 30, 2017 and their total number of branches as of March 31, 2017, which is the latest publicly available information, the loan portfolio to branches ratio of Banco Macro S.A. was Ps. 236.8 million, of Banco de Galicia y Buenos Aires S.A. was Ps. 460.7 million and of BBVA Banco Francés S.A. was Ps. 350.5 million. According to publicly available information provided by the BCRA, as of May 31, 2017, the loan portfolio to branches ratio of Argentine private banks was Ps. 288.2 million. The loan portfolio to branches ratio as of December 31, 2015 for Banco Macro S.A. was Ps. 138.3 million, of Banco de Galicia y Buenos Aires S.A. was Ps. 287.3 million and of BBVA Banco Francés S.A. was Ps. 227.5 million and for the Argentine private banks was Ps. 190.4 million.

              Building on our banking sector expertise, we identify cross-selling opportunities and offer targeted products to our customers at each point of contact, including by acting as the exclusive on-site provider of financial services to Walmart Argentina customers at 67 of the 108 supermarkets of Walmart Argentina located in 21 provinces and the City of Buenos Aires. Through these distribution channels, we had access to 383,000 potential clients in the six months ended June 30, 2017. In addition to Walmart, we offer financial services to consumers at Tarjeta Automática S.A., with 20 branches, and we are the exclusive on-site provider of financial services to Hiper Tehuelche S.A., with 16 stores, through which we had access to an aggregate of 67,000 potential clients in the six months ended June 30, 2017. As of June 30, 2017, when combined with Walmart Argentina, we had outstanding loans of approximately Ps. 5.6 billion generated through these distribution channels.

              As of June 30, 2017 and December 31, 2016, on a consolidated basis, we had:

  •
  Approximately 2.3 million retail customers (including 1.9 million retail customers of the Bank and approximately 0.5 million retail customers of our other subsidiaries), 17,258 small businesses and 4,569 SMEs, Middle-Market Companies and Large Corporates as of June 30, 2017, compared to approximately 2.0 million retail customers (including 1.8 million retail customers of the Bank and approximately 0.4 million retail customers of our other subsidiaries), 16,078 small businesses and 4,587 SMEs, Middle-Market Companies and Large Corporates as of December 31, 2016;

  •
  Ps. 67.2 billion in total assets as of June 30, 2017, compared to Ps. 53.2 billion in total assets as of December 31, 2016;

  •
  Ps. 40.0 billion in loans to the private sector and Ps. 1.9 billion in financial leases as of June 30, 2017, compared to Ps. 35.3 billion in loans to the private sector and Ps. 1.5 billion in financial leases as of December 31, 2016;

  •
  Ps. 2.2 billion in securitized loan portfolio as of June 30, 2017, compared to Ps. 1.4 billion in securitized loan portfolio as of December 31, 2016;

  •
  Ps. 42.8 billion in deposits, including Ps. 36.5 billion from the non-financial private sector, Ps. 7.9 million from the financial sector and Ps. 6.4 billion from the non-financial public sector as of June 30, 2017, compared to Ps. 35.9 billion in deposits, including Ps. 33.3 billion from the non-financial private sector, Ps. 9.3 million from the financial sector and Ps. 2.6 billion from the non-financial public sector as of December 31, 2016;

  •
  Ps. 7.8 billion in shareholders' equity as of June 30, 2017, compared to Ps. 6.9 billion in shareholders' equity as of December 31, 2016; and

  •
  5,146 employees as of June 30, 2017, compared to 4,982 employees as of December 31, 2016.

              In our cross-selling segments we had:

  •
  Ps. 13.6 billion (approximately US$ 817 million) in assets under management through Supervielle Asset Management Sociedad Gerente de FCI S.A. as of June 30, 2017;

  •
  Ps. 794.5 million in gross written premiums (approximately US$ 47.9 million) calculated as June 30, 2017, through Supervielle Seguros S.A. for the twelve-month period ended June 30, 2017;

  •
  Ps. 264.0 million in net revenue (approximately US$ 15.9 million) through Espacio Cordial Servicios S.A., our retail company selling non-financial products and services for the twelve-month period ended June 30, 2017.

              We have developed a segmentation strategy of our customer base to target the specific needs of each category of customers. Our business model has allowed us to deliver sustained levels of growth and profitability, that accelerated since our 2016 initial public offering ("IPO") and capital raise executed in May 2016.

              The following charts set forth the breakdown of our loan portfolio by segment, and of the specific customer categories in our corporate banking and retail banking segments as of June 30, 2017.

(1)
SME's considers annual sales between Ps. 40-200 million, middle market considers annual sales between Ps. 200-1,000 million and large considers annual sales over Ps. 1,000.

              The following charts set forth the breakdown of our deposits by type of account and customer category as of June 30, 2017.

              Our return on average shareholders' equity ("ROAE") was 37.9%, 30.8%, 22.7%, 32.2% and 26.3% for the fiscal years ended December 31, 2012, 2013, 2014, 2015 and 2016, compared to an average ROAE of 24.4%, 26.5%, 29.6%, 28.9% and 27.5% for the Argentine private financial system over the same periods. We achieved net interest margins of 17.3%, 16.4%, 17.4%, 18.1% and 20.6% for the fiscal years ended December 31, 2012, 2013, 2014, 2015 and 2016, which compares favorably to averages for Argentine private financial system of 12.4%, 12.5%, 14.3%, 19.8% and 14.9% for the fiscal years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016, respectively. As of December 31, 2016, we accounted for 4.8% of all loans and leasing held by the Argentine private financial sector (excluding public banks) and 3.4% of all deposits maintained with such Argentine private financial sector, compared to 3.8% and 3.3%, respectively, in 2012.

              Our technology-based sales model enhances our ability to offer customers efficient, high quality service. The Bank has made significant investments in its ATMs and self-service terminal network, more than doubling the network from 2010 to 2016. We were the first bank in Argentina to use biometrics technology as part of our distribution channels. We also have technology scoring systems that allow for an efficient credit-related decision-making process.

Segments

              We conduct our operations through the following segments:

  •
  Retail Banking

  •
  Corporate Banking

  •
  Treasury

  •
  Consumer Finance

  •
  Insurance

  •
  Asset Management & Other Services

Products and Services

              We offer our products and services in Argentina's main regions and cities through our main operating subsidiaries, which include:

  •
  Banco Supervielle S.A. a universal commercial banking institution,

  •
  Cordial Compañía Financiera S.A., a consumer financing company,

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  Tarjeta Automática S.A., consumer financing company and distribution network,

  •
  Supervielle Seguros S.A., an insurance company,

  •
  Supervielle Asset Management Sociedad Gerente de FCI S.A., an asset management company, and

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  Espacio Cordial Servicios S.A., a retail company selling non-financial products and services.

Organizational structure

              The following diagram illustrates our organizational structure as of the date of this Report. Percentages indicate the ownership interest held.

              The following information is related to our subsidiaries and investees as of the date of this Report:

Subsidiary	Country of Incorporation/ Residence
Banco Supervielle S.A.	Argentina
Cordial Compañía Financiera S.A.	Argentina
Supervielle Seguros S.A.	Argentina
Supervielle Asset Management S.A.	Argentina
Tarjeta Automática S.A.	Argentina
Sofital S.A.F.e I.I	Argentina
Espacio Cordial de Servicios S.A.	Argentina

Our Competitive Strengths

              We have achieved a strong competitive position in our core products (personal loans, factoring, leasing and social security payments to senior citizens), as well as a strong presence in certain geographical regions in Argentina.

We have developed a leading position in the Argentine market in a number of attractive products to different customer segments.

              We are leaders in the Argentine market in the following areas:

  •
  Retail Customers.  We maintain leading positions in attractive retail banking and consumer financing segments, offering a variety of products, from personal loans and credit cards to social security payment services to senior citizens. As of December 31, 2016, we had approximately 1.8 million retail customers, accounting for Ps.26.0 billion (approximately

    US$1.6 billion) in deposits. As of December 31, 2016, the Bank and CCF's personal loans to retail customers represented 7.0% of the Argentine private banks market for personal loans, which ranked fourth out of 65 private financial institutions in Argentina. In December 2016, the Bank managed 12.3% of all monthly social security payments to senior citizens (who collect their payments on a monthly basis), ranking first among Argentine private banks. Additionally, we are the largest private issuer of Mastercard credit cards with billing statements and the exclusive on-site provider of financial services to Walmart Argentina customers, with a contract extended through August 2020, renewable at expiration.

  •
  Corporate Customers.  We are also a leading provider of specially tailored financial services and products to the corporate sector, with a particular focus on SMEs and Middle-Market Companies. As of December 31, 2016, we had a 12.7% market share in leasing in the Argentine financial system, which ranked second out of 50, according to our estimates based on Central Bank information. In 2016, our leasing market share in the Argentine financial system was 13.1% when taking into account the securitized leasing portfolio. As of December 31, 2016, we had a 6.9% market share in factoring in terms of Argentine financial system.

  •
  Capital Markets.  We have a leading position in the Argentine capital market, which we have developed as part of the Bank's and CCF's funding strategy. In 2016, we had a 20.6% share in bank asset securitization and a 4.7% share in the overall Argentine asset securitization market according to our own estimates based on Central Bank and CNV information. In 2016, we had Ps. 3.1 billion (approximately US$199 million) in securitization and bond issuances for our subsidiaries, and Ps.1.6 billion (approximately US$98 million) in securitization and bond issuances for third parties. Since our IPO and after the expansion of our capital base, we have reduced securitization of our originated assets, and intend to leverage our capital markets capabilities and expertise to serve corporate customers in connection with capital markets transactions.

Access to multiple customer segments through differentiated brands and channels positions us to capture future growth in the Argentine financial system.

              We target a broad spectrum of socioeconomic segments and companies of varying sizes using a multi-brand model to offer a wide range of financial services. The Bank offers customized financial products and services to corporate clients, as well as to high net worth and middle-income individuals and to middle and lower-middle-income senior citizens. CCF and Tarjeta focus their products and services on the middle and lower-middle-income segments of the urban population. Our multi-brand model allows us to access segments of the population that are underserved and we believe offer growth opportunities.

We consistently seek to leverage the strong cross-selling potential of our multi-brand and multi-channel business model and our stable pool of over two million customers.

              Through our multi-brand and multi-channel approach, we are able to cross-sell and create synergies across our segments. Bancassurance specifically allows us to cross-sell value added insurance products in compliance with the regulations of the National Superintendency of Insurance (Superintendencia de Seguros de la Nación) and of the Central Bank, as applicable. Additionally, our 128 consumer finance points of sale offer an attractive platform for cross-selling certain credit cards and loans. We cross-sell non-financial services and products such as insurance products and plans, tourism packages, health insurance and health services, electric appliances and furniture, and alarm systems through Espacio Cordial and our senior citizens' dedicated branches.

We believe our investment in developing a strategic national footprint positions us to be able to capture strong growth and benefit from economies of scale.

              Through the Bank, we have a focused presence in Argentina's major regions and cities where the GDP per-capita is above US$12,000, and through our consumer finance business we have presence in all the provinces of Argentina. Through our current infrastructure, we serve our customers through 324 access points, including 177 full bank branches, sales and collection centers, consumer finance, branches and access points within Walmart stores, 505 ATMs, 168 self-service terminals, our call center and home banking and mobile services. The Bank has an important presence in the City of Buenos Aires and the Greater Buenos Aires metropolitan area (where approximately 15.6 million or 39% of Argentina's population resided as of December 31, 2016), through 109 branches and CCF has 22 sales points within Walmart locations. The Bank is also one of the most active players in the Cuyo region, which includes the Province of Mendoza, San Juan and San Luis where it operates through 50 branches and seventeen collection centers. As of December 31, 2016, we had approximately 264,000 customers in Mendoza and approximately 196,000 in San Luis. CCF has seven sales points in the Cuyo region. We offer consumer finance services through our Tarjeta distribution platform mainly in the Patagonia region, where we rely on 20 branches and 41 sales and collection centers. Given the strength of our network in commercially significant and high-income regions in Argentina, we believe we are well positioned to benefit from economies of scale by leveraging our existing network and growing our revenues without significant investments in additional expansion of our platform.

Our funding base is robust.

              We have access to diversified, competitive and stable sources of funding. Our low-cost demand deposit base comprises 39% of our funding base (26% savings accounts and 12.3% checking accounts as of December 31, 2016). Furthermore, we use medium term bonds and securitization of consumer finance loans among our funding strategies.

Creation of shareholder value under prudent financial risk management policies and main focus in intermediation activities.

              We have generated value and strong growth for our shareholders, while managing financial risks under policies designed to protect our capital and liquidity. In addition to our organic growth, we have successfully acquired and integrated strategic businesses. We have consistently limited our exposure to the non-financial public sector and limited term, currency and other mismatches in our assets and liabilities. We have a high proportion of loans over total assets, and derive our net income primarily from financial intermediation activities rather than from trading or financial investments, which has resulted in stable sources of income and reduced the exposure of our earnings to market volatility.

Long-standing presence in Argentina's financial sector, committed controlling shareholder and experienced Board of Directors and management team.

              Through our main subsidiary, the Bank, we trace our origins to the banking house Supervielle y Cía. Banqueros, established in 1887. Our long-standing presence in Argentina's financial sector has allowed us to establish strong long-term relationships with our customer base, build a reputation for personalized customer service and establish the Supervielle brand as a recognized household name in the Argentine banking industry for both individuals and corporations, as well as in the local capital markets. Our controlling shareholder has a strong commitment to the Argentine financial system. Julio Patricio Supervielle is the Chairman of the Board of Directors and our CEO and has led Grupo Supervielle for nearly 15 years. During his tenure, we have experienced growth in terms of net worth, assets, deposits and our network, and we have successfully completed some of our most significant acquisitions. We have a Board of Directors whose members collectively have extensive experience in retail and commercial banking, a deep understanding of local business sectors and strong capabilities in risk management, finance, capital markets, M&A and corporate governance. In addition, our stable senior management team is comprised of seasoned professionals and experts in their fields that foster a business culture of high performance.

Our Vision and Strategy

              We seek to become the premier bank for individuals and companies in Argentina and to provide a superior banking experience to our customers at all times. In order to achieve our objective of providing best in class customer service, we strive to continuously innovate and optimize our policies and processes by leveraging our long-standing reputation, effective customer segmentation, multi-brand strategy, extensive distribution network and strong digital footprint.

              We believe that our success is based on our people. We have developed a strong culture based on shared values: leadership, innovation, simplicity, efficiency, commitment and respect.

              The Argentine market is one of the least developed financial systems in Latin America, with a fragmented, competitive landscape. We believe that the market offers a number of growth opportunities which we are positioned to capture given our focus on a distinguished customer experience, our product offering, our extensive distribution network and our leading technology.

              We aim to increase our market share of the overall Argentine financial services market by delivering tailored value propositions in each of the key business segments in which we operate: Retail Banking, Corporate Banking, Treasury, Consumer Financing, Insurance and Asset Management and Other Services. We intend to focus on entrepreneurs and small businesses and SMEs, which we believe is a dynamic and underserved sector of the economy. Here, we believe the key factors we should continue to focus on as part of our strategy for this sector are agile time to cash, credit scoring methodology, strong processes and customized value proposition for particular sub-segments, including transportation, real estate, education, professional services and franchises.

              We follow a holistic approach to mortgage underwriting as we seek to become one of the market leaders in this segment. This includes alliances with real estate developers, a competitive value proposition and an exclusive agreement with the online real estate classified portal Zona Prop.

              The key components of our strategy are as follows:

Increase our market presence in attractive customer segments and products and strengthen our value proposition through an effective customer segmentation strategy

              We seek to increase revenues from each of our target customer segments through cross-selling strategies and as described below:

              Middle and lower-middle-income population:    This segment has one of the lowest banking penetration rates in Latin America and represents an important opportunity to attract new customers. Our exclusive agreements with Walmart Argentina and Hipertehuelche stores position us to reach this segment with a powerful value proposition, particularly consumer finance loans and credit cards. This customer base also offers opportunities for cross-selling of other banking products. Additionally, we continuously analyze opportunities for new product launches to serve this segment, as well as opportunities to forge new alliances with other retailers.

              Our strategy with respect to mortgages consists of focusing on inflation adjusted credit lines. These are denominated in UVA (unidad de valor adquisitivo), an inflation adjusted unit that allows loan principal to be adjusted on a daily basis. As a result, rates are fixed in real terms and currently range between 4.9% and 8.0%, depending on the type of mortgage and customer segment.

              UVAs were introduced by the Central Bank in September 2016. Since then, mortgages with low monthly installments are becoming easier to access, allowing and increasing number of clients to access higher loan amounts at lower-income levels.

              High net worth customers:    We successfully launched the Identité brand in 2014 with an attractive value proposition designed to capture and monetize the high net worth customer segment. That value proposition includes a wide range of components like premium credit cards, loyalty programs and exclusive events for customers. To reach high net worth individuals, the bank leverages three key assets: a premium, differentiated brand, a highly trained workforce and an excellent branch network in high income neighborhoods.

              Senior citizens:    We intend to maintain our leadership position in the senior citizen segment, providing unique services and benefits catered to its specific needs. Leveraging our network of specialized service centers we seek to expand our credit card and personal loan business, finance travel packages and consumer goods and services, and distribute insurance products, including life, burial, health, personal accident insurance and home insurance. This segment is adopting technology rapidly, which we anticipate will increase efficiency of service delivery.

              Entrepreneurs and Small Businesses:    We aim to continue to expand our market share within our customer base of entrepreneurs and small businesses. We intend to leverage our branch network as a primary means of attracting business and focus on building our customized cash management services.

              SMEs and Middle-Market Companies:    Our aim is to become the premier bank for SMEs and Middle-Market Companies by deploying outstanding transactional and cash management services. We intend to develop strategic partnerships with key industry players to provide financial services through direct lending or factoring transactions to their critical providers and suppliers along their value chains. We will target specific opportunities and customers in the agroindustry, energy and infrastructure and construction sectors and in other sectors. With respect to the agro-industrial sector, we strive to deepen our existing relationships with leading industry players, providing financing to their customer base. In San Luis, Mendoza, and Tucumán, where we have a well-established distribution base, we intend to continue to target clients and value chains related to their main regional economies. With respect to the wine industry, we seek to continue to develop partnerships with premium wine producers and key industry suppliers. With respect to the energy and infrastructure sectors, we target SMEs and Middle-Market Companies along the supply chains of oil and gas (exploration and production), renewable energies projects and medium and large construction companies.

              Large corporate customers:    We intend to offer a full range of products and services, including financial advice, transactional services, treasury management, short, medium and long term financing to large corporate customers than we have historically targeted. We aim to achieve this goal through quick decision-making with respect to our credit evaluation process, personal attention, increasing transactional services (such as check maintenance, payroll management, payments to suppliers and tax payment services) and building upon our cash management products, payroll management and other products that translate into higher balances of immediately available deposits. As we follow a customized approach across the value chain, suppliers and clients of our large corporate customers will be another source of SMEs client origination for the bank.

Leverage our proximity to customers through our extensive distribution network of branches, service centers and sales points to provide a superior customer experience

              We have a direct presence in Argentina's major regions and cities. The Bank has a particularly important presence in the Greater Buenos Aires metropolitan area and the Cuyo region, which includes the provinces of Mendoza, San Juan and San Luis. Given the geographical concentration of our network in commercially significant and high-income regions in Argentina, we believe we are well positioned to benefit from economies of scale by growing our revenues without significant investments in additional platform expansion.

              We intend to selectively expand the bank's network of branches, emphasizing services for high net worth and upper-middle-income individuals and small businesses and SMEs, focusing in the City of Buenos Aires and the greater Buenos Aires area.

              We intend to grow the number of hub and spoke sales units specialized in leasing, foreign trade financing and cash management services.

              We will build upon our leadership position in retail and corporate banking services in the provinces of Mendoza and San Luis. We plan to continue our partnerships with premium retail stores and shopping outlets to obtain differentiated discounts and benefits for our retail customers, relying on our existing network, which is the largest in the region.

              We aim to increase our access to non-banking customers, by developing partnerships with key medium-sized retailers across the country to provide banking services along the lines of our existing alliance with Walmart Argentina.

              We plan to continue to expand our dedicated sales force with a focus on new entrepreneurs, small businesses and payroll services, to drive revenues and cross-selling ratios.

              We intend to seek new strategic partnerships in the agribusiness sector to provide financial services to leading national and international players catered to their customer base. We plan to broaden our offering of commodity warrants and livestock leasing, leveraging our strong market leadership in San Luis and Córdoba, in the north of Argentina.

Continue capitalizing on synergies by developing new businesses to increase our share of wallet

              Our two million customers provide a base from which to expand our share of wallet and increase customer loyalty. The Bancassurance business allows us to cross-sell historically profitable and low-claims products to our existing customer base. We have access through our distribution networks and aim to further develop our Bancassurance distribution model by expanding the variety of insurance products offered by Supervielle Seguros. Espacio Cordial allows us to reach our clients with a wide variety of non-financial products and services, including travel and home appliance financing and health services.

Grow our balance sheet while maintaining our conservative risk management policies

              Over the past 15 years we have differentiated ourselves from our competition by systematically securitizing assets, becoming the leader in Argentine capital markets in this segment. Since our IPO and after the expansion of our capital base, we have reduced securitization of our originated assets, and we have been growing systematically above industry growth levels.

              Our conservative financial policies based on a diversified deposit base, low portfolio concentration, short term high liquidity and low interest rate, term and currency mismatches have allowed us to build a strong franchise in retail and corporate banking. Since the IPO, we increased our deposits following the pace of loan growth, and we will continue to cross-sell to retail and consumer customers and attract cash management deposits from corporate clients. We also intend to continue to access long-term funding from the international capital markets as the Bank did in February 2017 through the issuance of a Peso denominated 3.5 years floating rate note for the equivalent amount of US$300 million.

Improve our efficiency by focusing on innovation and technology

              We will seek to increase commercial productivity by optimizing sales time using online and mobile banking, sales and collection centers, streamlining risk assessment and CRM technology. We also plan to continue working with world-class business intelligence tools to increase sales productivity and to improve relationships with clients through better predictive sales actions and communications.

              Our strong culture of innovation supports our constantly keeping abreast of customer needs and global trends, creating and efficiently implementing solutions focused on local customer preferences.

              We intend to expand our digital banking channel and online banking platform. Our goal is to offer an outstanding digital experience to our clients. We intend to continue to increase the number of active online users and to migrate our services to digital channels, which we expect will allow us to increase low-cost distribution and convert service centers into full bank branches. We also intend to continue launching mobile banking applications, which will enable "one click" payment and "one click" loan functionalities, with anytime and everywhere financial services and provide alerts and messages to customers in order to achieve cost efficiencies through low-cost social network advertising.

              We have significantly improved the digital experience of our factoring product line, cash management and payroll services, and introduced "iFactus," the first portal providing electronic factoring services and "e-Factoring," an electronic platform which allows for check scanning and electronic delivery to the bank for immediate deposit, custody or discounting, with deferred physical delivery.

              In 2016, we created the Digital Innovation Unit. Ongoing technological evolution has given rise to a digital revolution which has had a profound impact in the financial system. Changes in customer preferences indicate profound changes in the Banking industry in the future. Given this, the Digital Innovation Unit aims at establishing a deep and dynamic research process for the creation of value for new generations and profiles of users. The Digital Innovation Unit participates in the development of new tools (products or services) generated internally and/or with the participation in the so-called FINTECH companies.

              In this context, the following services for the Bank's clients were generated in 2016:

              Chat Banking.    Our clients can make enquiries about their bank accounts or cards through Facebook Messenger, without having to leave the Bank's Home Banking website. This simplifies communication between the Bank and its clients.

              App Supervielle Cheques.    A mobile app that allows clients to discount or deposit checks by taking a photo, without needing to go to a Bank branch. The app improves the customer experience because clients can receive funds without waiting or having to leave their workplace.

              Additionally, Banca Digital evolves as a business opportunity of the Bank within the aforementioned digital revolution, and we intend to continue leveraging on the concepts of creativity and innovation with respect to mobile banking. The launch of Supervielle Móvil for the IOS and Android platforms has afforded over 90% growth in the number of users. We recently added functions such as Purchase and Sale of foreign currency and making a Time Deposit at a preferential rate.

              Over 160,000 users to opt for Home Banking when making transactions. Today, customers are able to check the holdings of Bonds and Shares, create a Todo Pago virtual wallet or purchase a household appliance from Tienda Supervielle from their homes. We intend to continue to meet the needs of the different segments, expanding the spectrum of transactions available.

              In addition, the Walmart Tarjeta App and the Carta App were launched for the clients of CCF. For Grupo Supervielle's Consumer portfolio (CCF), apps were developed for the clients of Tarjetas Walmart and Tarjetas Carta Automática. Thus, clients can quickly access information about their Consumption, Balances and Due Dates.

              With respect to the implementation of biometric identification technology in the financial system, we continue to invest in the upgrade of the existing system to be compatible with new regulatory requirements. Currently, the Bank's senior citizens can interact with a totally renewed fleet of over 240 biometric terminals, with touch technology and a friendly design.

              We also intend to increase our offering of transactional services, such as factoring operations, foreign trade and cash management services (check maintenance, payroll management, payments to suppliers and tax payments).

Competition Framework

              The following graph shows the Bank's loan market share in the Argentine financial system on a consolidated basis since 2001.

              Taking into consideration our total loan portfolio and receivables from our financial leases portfolio, our total loans and leasing market share in the Argentine financial system was 4.8% as of March 1, 2017.

Recent Developments

              The information presented below concerns recent developments since the filing of our 2016 Form 20-F through the date of this prospectus supplement.

              Capitalization of an in-kind contribution and resulting capital stock increase of Grupo Supervielle S.A.

              At the ordinary and extraordinary shareholders' meeting held on April 27, 2017, the shareholders of Grupo Supervielle approved the capitalization of an in-kind contribution of 7,672,412 shares of common stock of Sofital S.A.F. e I.I. with a par value of Ps. 1 and one vote per share made by Mr. Julio Patricio Supervielle and an increase of the capital stock of Grupo Supervielle of up to Ps. 8,032,032, through the issuance of up to 8,032,032 new Class B shares of common stock with par value Ps. 1 and one vote per share, at a subscription price of Ps. 49.91 per share. In connection with the capital increase, a total of 7,494,710 new Class B shares were subscribed as follows: on July 18, 2017, 4,321,208 were issued to Mr. Julio Patricio Supervielle in return for the in-kind contribution, representing 57.66% of the total capital increase, and 3,173,502 Class B shares were issued to existing shareholders of Grupo Supervielle who exercised their preemptive and accretion rights with respect to the capital increase, representing 42.34% of the total capital increase. The remaining 537,322 Class B shares were authorized by the ordinary and extraordinary shareholders' meeting held on April 27, 2017 but have not yet been issued.

Amendment of Grupo Supervielle S.A.'s by-laws

              At the ordinary and extraordinary shareholders' meeting held on April 27, 2017, the shareholders of Grupo Supervielle approved amendments to articles 5, 6(g) and 16 of Grupo Supervielle's bylaws and the text of the amended and restated bylaws ("Amended and Restated Bylaws"). The amendments consist of (i) an addition clarifying that (a) the minimum tender offer price under the mandatory tender offer regime applicable in case of a change of control of Grupo Supervielle must comply with the Argentine Capital Markets Law No. 26,831, as amended (the "Capital Markets Law"), and the CNV Rules (as defined herein) and (b) such price will qualify as an equitable price, and (ii) a requirement that an absolute majority of the Class B shareholders present at the relevant shareholders' meeting vote favorably to amend section 6(g) of the bylaws, which provides for the determination of the minimum tender offer price in case of a mandatory tender offer with respect to our shares of capital stock in connection with a change of control transaction.

              As of the date of this prospectus supplement, the approval by the Argentine Securities Commission (Comisión Nacional de Valores) of the Amended and Restated Bylaws is pending.

Sale of shares of Viñas del Monte S.A.

              On May 26, 2017, Grupo Supervielle, Sofital S.A.F. e I.I. and Mr. Julio Patricio Supervielle completed the transfer of their shareholdings in Viñas del Monte S.A., which were sold for an aggregate amount of US$1,500,000. Grupo Supervielle transferred a total of 904,142 common, registered, non-endorsable shares to Ramón Francisco Federico and Guillermo Héctor Federico; Sofital S.A.F. Sofital S.A.F. e I.I. transferred a total of 47,000 common, registered, non-endorsable common shares to Ramón Francisco Federico and Guillermo Héctor Federico; and Mr. Julio Patricio Supervielle transferred a total of 2,618 common, registered, non-endorsable shares to Ramón Francisco Federico and Guillermo Héctor Federico.

 THE OFFERING

Issuer	Grupo Supervielle S.A.
Selling shareholder	Julio Patricio Supervielle. See "Major and Selling Shareholders—Selling Shareholder Information."
Shares offered in the global offering
Offered by us

We are offering 70,000,000 Class B shares of common stock, which at the option of the international underwriters may be represented by ADSs, representing 18.85% of our capital stock (assuming no exercise of the option to purchase additional shares), in the international offering and in the Argentine offering.

Offered by the selling shareholder

The selling shareholder is offering 33,000,000 Class B shares of common stock, which at the option of the international underwriters may be represented by ADSs, in the international offering and in the Argentine offering.

Outstanding before the global offering	Class B shares: 244,534,137, including 36,717,003 represented by ADSs.
Outstanding after the global offering	Class B shares: , including represented by ADSs.
ADSs

Each ADS will represent five Class B shares. The ADSs may be evidenced by American Depositary Receipts, or ADRs. The ADSs will be issued from time to time under a deposit agreement among us, the Depositary, and the registered and other holders and beneficial owners of ADSs.

Listing	The ADSs representing our Class B shares trade on the NYSE under the symbol "SUPV," and our Class B shares are listed on the BYMA and the MAE under the symbol "SUPV."
Global offering	The global offering consists of the international offering and the Argentine offering. The closings of the international offering and the Argentine offering are conditioned upon each other.

The Class B shares offered in the global offering, including Class B shares that may be offered pursuant to the international underwriters' option to purchase additional Class B shares, are (i) Class B shares that became available as a result of the decision of our controlling shareholder not to exercise his preemptive and accretion rights to subscribe to our capital increase underlying the global offering and the subsequent assignment to Banco Supervielle S.A., as subscription agent, (ii) additional Class B shares that the international underwriters may acquire from us relating to preemptive rights not exercised by our shareholders and (iii) outstanding Class B shares offered by the Selling Shareholder.

The total amount of Class B shares to be sold in the global offering will depend on the amount of Class B shares that are subscribed by our shareholders through their exercise of preemptive and accretion rights. See "Rights Offering in Argentina." Any Class B shares subscribed for by our existing shareholders in the rights offering will reduce the amount of Class B shares offered in the global offering.

International offering

            ADSs, each representing five Class B shares, are being offered by us (            ADSs) and the selling shareholder (            ADSs) through the international underwriters in the United States and in other countries outside Argentina.

Argentine offering

Concurrently with the international offering,                 Class B shares are being offered by us (            Class B shares) and the selling shareholder (            Class B shares) through the Argentine placement agents in Argentina.

Offering price	US$ per Class B share
US$ per ADS
Share capital before and after global offering

Our share capital is divided into Class A shares of common stock and Class B shares of common stock. Each common share of our share capital represents the same economic interests, except that holders of our Class A shares are entitled to five votes per share and holders of our Class B shares are entitled to one vote per share.

Immediately after the global offering, we will have 126,738,188 Class A shares and 314,534,137 Class B shares, and our controlling shareholder, Julio Patricio Supervielle, will own shares representing 37.32% of our total capital (including 100% of the Class A shares) and 70.83% of total voting rights (assuming the placement of all shares offered and no exercise of the option to purchase additional shares).

Use of proceeds

The net cash proceeds from the sale of Class B shares in the global offering to us assuming no exercise of the international underwriters' option to purchase additional Class B shares, will be approximately US$            million, or US$            million if the international underwriters exercise their option to purchase additional shares, in each case, after deducting underwriting fees and transaction expenses payable by us. In addition, we will receive proceeds of US$             million from the sale of Class B shares in the rights offering.

We intend to use the net proceeds from the global offering and the rights offering to increase the volume of assets and loans of our subsidiaries, including by causing our subsidiaries to selectively open some branches, sustain our expansion process and strengthen our position within the Argentine financial system. Also, to the extent opportunities to increase our assets and loans through strategic acquisitions arise, we may apply a portion of the net proceeds to harness those opportunities, although as of the date of this prospectus we have no current plans, arrangements or understandings to make any material acquisition.

The net proceeds to the selling shareholder from the sale of Class B shares in the global offering will be approximately US$            million after deducting underwriting fees and transaction expenses payable by the selling shareholder.

We will not receive any proceeds from the sale of Class B shares by the selling shareholder. See "Use of Proceeds."
Conflict of Interest

Because an affiliate of Itau BBA USA Securities, Inc., one of the Joint Book-runners for this offering, will receive more than 5% of the proceeds of this offering as repayment for an outstanding loan, not including underwriting compensation, this offering is being conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). See "Underwriting (Conflict of Interest)."

Option to Purchase Additional Shares

We have granted the international underwriters the right for a period of 30 days from the date of this prospectus to purchase in the aggregate up to 15,450,000 additional Class B shares, which at the option of the international underwriters may be represented by ADSs, at the public offering price paid by investors minus any applicable discounts and commissions pursuant to their option to purchase additional shares. Our shareholders of record as of August 31, 2017 will have preemptive and accretion rights with respect to any Class B shares that are available to the international underwriters under the option described above, but only to the extent that such option is exercised. New shareholders will not have preemptive or accretion rights with respect to the Class B shares offered pursuant to the option to purchase additional shares.

Rights Offering in Argentina

At the extraordinary shareholders' meeting held on July 7, 2017, our shareholders approved the initial capital increase of up to Ps.145,000,000 Class B shares and an additional capital increase of up to 15% of the initial capital increase in connection with the option to purchase additional shares described above. The rights offering described below and the primary portion of the global offering will be carried out in furtherance of the approved capital increases.

Under Argentine law, our existing shareholders are entitled to preemptive rights to subscribe for Class B shares in a number sufficient to maintain their proportionate holdings in our total capital stock. In addition, our existing shareholders have accretion rights, which allow them to subscribe for Class B shares that are not otherwise subscribed by other existing shareholders, in proportion to the percentage of Class B shares for which subscribing existing shareholders have exercised their preemptive rights.

As a result, simultaneously with this global offering, we expect to commence on September 1, 2017 a preemptive and accretion rights offering in Argentina to our shareholders of record as of August 31, 2017, who will have the opportunity to subscribe for Class B shares at the price of the Class B shares offered and sold to the public in the Argentine offering. The subscription period in respect of the rights offering will expire immediately prior to the announcement of the public offering price and the allocation of the Class B shares and ADSs in the global offering.

In order to facilitate the execution of the global offering, our controlling shareholder has agreed to assign its preemptive rights to subscribe up to 37,242,932 Class B shares, or 53.25% of the capital increase underlying the global offering, and the related accretion rights to Banco Supervielle S.A., as subscription agent. Subject to closing conditions set forth in the international underwriting agreement, the international underwriters may, to the extent necessary to ensure the availability of a sufficient number of Class B shares to consummate the international offering, exercise such preemptive and accretion rights to purchase the Class B shares to be offered and sold in the international offering.

The remaining 46.75% of the Class B shares authorized to be issued pursuant to our capital increase, or 32,757,068 Class B shares, may be subscribed by our shareholders through the exercise of preemptive rights.

The preemptive and accretion rights have not been and will not be registered under the Securities Act of 1933 (the "Securities Act"). The rights offering is not available to existing holders of ADSs. Subject to the provisions of the deposit agreement, the Depositary will seek to sell the rights it receives with respect to Class B shares underlying ADSs and distribute the proceeds, if any, after deducting the Depositary's fees and expenses and any applicable taxes, pro rata to the holders of ADSs as of a record date to be determined by the Depositary. An ADS holder who wishes to exercise preemptive and accretion rights corresponding to the Class B shares underlying its ADSs and participate in the rights offering will have to surrender such holder's ADSs, withdraw the underlying Class B shares and take delivery of the same in an Argentine account on or prior to August 31, 2017, which is the record date for the rights offering. See "Rights Offering in Argentina."

Voting rights

All holders of Class B shares are entitled to one vote per share. Subject to Argentine Law No. 19,550, as amended (the "Argentine Corporate Law"), our bylaws and the terms of the deposit agreement, holders of ADSs will be entitled to instruct the Depositary how to vote the number of Class B shares represented by such ADSs. Non-Argentine entities that directly own Class B shares are required to register in Argentina in order to exercise their voting rights. See "Description of Capital Stock" and "Description of American Depositary Shares" of the accompanying prospectus.

Holders of Class A shares are entitled to five votes per share. However, holders of Class A shares are entitled to only one vote with regard to certain issues detailed in the last paragraph of Article 244 of the Argentine Corporate Law.

See "Item 10.B—Memorandum and articles of association—Meetings of Shareholders and Voting Rights" in the 2016 Form 20-F.
Dividends

Subject to Argentine law, foreign exchange regulations and the terms of the deposit agreement, owners of the ADSs will be entitled to receive, as from the date they become owners, dividends, if any, declared and paid on the Class B shares represented by such ADSs to the same extent as holders of the Class B shares.

In each of 2016 and 2015, we paid dividends totaling approximately Ps.65,500,000 and Ps.19,200,000, respectively, to holders of our common stock. For 2015, we paid dividends totaling approximately Ps.5,962,000 to our preferred shareholder. Our preferred shares were converted to Class B shares on January 14, 2016.

Declaration and payment of dividends, to the extent funds are legally available, is determined by our shareholders at the annual ordinary shareholders' meeting. It is the responsibility of our Board of Directors to make a recommendation to our shareholders with respect to the amount of dividends to be distributed. The Board of Directors' recommendation will depend on a number of factors, including but not limited to, our operating results, cash flow, financial condition, capital position, legal requirements, contractual and regulatory requirements, and investment and acquisition opportunities. However, shareholders are ultimately entitled to overrule the recommendation of the Board of Directors through the affirmative vote of the absolute majority of the present votes at an ordinary shareholders' meeting.

Shareholders

The following table summarizes the percentage of our outstanding Class B shares that will be held by our controlling shareholder after giving effect to the offering, assuming the placement of all shares offered, no exercise of the option to purchase additional shares and assuming full exercise of the option to purchase additional shares, respectively:

	Option to purchase additional shares is
Shareholders	not exercised	exercised in full
	(Percentage of class)
Julio Patricio Supervielle	12.07%	11.50%
Public Float	87.93%	88.50%

In addition, Julio Patricio Supervielle will continue to hold 100% of our Class A shares.
Depositary	The Bank of New York Mellon.
Taxation

For a discussion of the material Argentine and U.S. federal income tax considerations relating to an investment in our Class B shares or the ADSs, see "Taxation—Material Argentine Tax Considerations" and "Taxation—United States Federal Income Tax Considerations."

Lock-up agreements

We, the selling shareholder, our directors and our executive officers have agreed with the international underwriters, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of or hedge our shares of capital stock or the ADSs or securities convertible into or exercisable or exchangeable for shares of capital stock or ADSs during the 90-day period following the date of this prospectus without the prior written consent of the representatives. See "Underwriting."

Risk factors

See "Risk Factors" beginning on page S-32 of this prospectus supplement, page 4 of the accompanying prospectus and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in the ADSs.

Mandatory tender offer in the case of a change in control	We are subject to the Argentine mandatory tender offer regime relating to change of control offers.

Under this regime, investors who intend to purchase for cash, either directly or indirectly, individually or collectively, either in one transaction or in a series of successive transactions within a period of 90 consecutive days, a number of our voting shares or other securities or voting rights, that directly or indirectly, when combined with such investor's existing holdings of our securities, may entitle such person to subscribe for or purchase, a significant holding in our voting capital stock or our votes, must launch a mandatory tender offer ("OPA").

The obligation to launch an OPA is not applicable in certain circumstances, including cases where the acquisition of the significant holding does not imply the acquisition of control over us. The regulations specify whether such investor must launch the OPA with respect to some or all of the outstanding voting shares or other securities which may, directly or indirectly, entitle holders to voting rights, according to the capital stock and voting percentage intended to be obtained. The price per share to be offered will be the fair market value of the shares as determined by the bidder, in compliance with certain criteria set forth by the CNV rules (as implemented through Resolution 622/2013, as amended, the "CNV Rules"), which may be challenged by the CNV and any offeree shareholder.

Subsection (g) of Article Six of our bylaws, as amended at the extraordinary shareholders' meeting held on May 5, 2017 and the ordinary and extraordinary shareholders' meeting held on April 27, 2017, provides that if an OPA on our shares takes place, there may be no difference in the price to be offered for common shares, regardless of the class of such shares. In addition, if there is an OPA triggered by a change of control, the price to be offered in the OPA shall not be lower than the highest price that the offeror in the OPA, acting individually or together with its affiliates and/or other persons, paid or agreed to pay for our common shares (regardless of the class of such shares) at any time during 180 days prior to (and including) the date of the OPA, in accordance with the Capital Markets Law and the CNV Rules, and which shall otherwise qualify as an equitable price. As of the date of this prospectus, the authorization of the CNV of this amendment to our bylaws is pending.

Jurisdiction and arbitration

Pursuant to article 46 of the Capital Markets Law, companies whose shares are listed on any authorized market (including the BYMA), such as our Class B shares, are subject to the jurisdiction of the arbitration court of such authorized market for all matters concerning such companies' relationship with shareholders and investors, without prejudice to the right of shareholders and investors to submit their claims to the courts of the City of Buenos Aires. For all matters relating to the deposit agreement and the ADSs, we will submit to the jurisdiction of the federal courts of the United States of America located in the State of New York and the courts of the State of New York.

              Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the international underwriters' option to purchase up to 15,450,000 additional Class B shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

              The following tables present our summary historical consolidated financial data for each of the periods indicated. You should read this information in conjunction with our 2016 consolidated financial statements and June 2017 interim financial statements and related notes, and the information under "Presentation of Financial and Other Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case, included elsewhere or incorporated by reference in this prospectus supplement.

              We have derived our summary consolidated financial data as of December 31, 2016 and 2015 and for the three years ended December 31, 2016, 2015 and 2014 from our 2016 consolidated financial statements included in our 2016 Form 20-F. Our 2016 Form 20-F and our 2016 consolidated financial statements are incorporated by reference in this prospectus. We have derived our summary consolidated financial data as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016 from our June 2017 interim financial statements incorporated by reference in this prospectus. Our results of operations for interim periods are not necessarily indicative of the results that may be expected for the entire year. You should read the information presented below together with our consolidated financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

              Solely for convenience, Peso amounts as of and for the year ended December 31, 2016 and as of and for the six-month period ended June 30, 2017 have been translated into U.S. dollars. The rate used to translate such amounts as of December 31, 2016 was Ps.15.8502 to US$1.00 and as of June 30, 2017 was Ps.16.5985 to US$1.00, which was the reference exchange rate reported by the Central Bank for U.S. dollars as of June 30, 2017.

	Grupo Supervielle S.A.
	Six-month periods ended June 30,						Years ended December 31,
	2017		2017		2016		2016		2016		2015		2014
		(in thousands of Pesos or U.S. dollars, as indicated, except for ratios)
Consolidated Income Statement Data
Argentine Banking GAAP:
Financial income(1)	US$	406,228	Ps.	6,742,770	Ps.	4,895,626	US$	650,335	Ps.	10,794,579	Ps.	6,741,744	Ps.	4,751,352
Financial expenses(2)		(161,566)		(2,681,754)		(2,485,612)		(293,191)		(4,866,525)		(3,386,050)		(2,464,526)

Gross financial margin		244,662		4,061,016		2,410,014		357,144		5,928,054		3,355,694		2,286,826
Loan loss provisions		(44,499)		(738,613)		(479,583)		(63,719)		(1,057,637)		(543,844)		(356,509)
Services fee income		137,790		2,287,101		1,586,527		212,520		3,527,516		2,835,708		2,162,820
Services fee expenses		(40,269)		(668,399)		(492,626)		(65,106)		(1,080,660)		(778,492)		(610,341)
Income from insurance activities		13,420		222,751		282,280		36,518		606,143		175,947		8,513
Administrative expenses		(235,374)		(3,906,852)		(2,758,246)		(365,110)		(6,060,281)		(4,261,402)		(3,013,842)

Income from financial transactions		75,730		1,257,004		548,366		112,247		1,863,135		783,611		477,467
Miscellaneous income		16,070		266,742		182,101		25,899		429,884		367,165		190,005
Miscellaneous losses		(9,504)		(157,748)		(205,309)		(27,650)		(458,946)		(213,427)		(91,761)
Non-controlling interests result		(297)		(4,922)		(6,889)		(1,335)		(22,166)		(16,079)		(13,707)

Income before income tax		81,999		1,361,076		518,269		109,161		1,811,907		921,270		562,004
Income tax		(24,068)		(399,490)		(175,671)		(30,160)		(500,603)		(247,161)		(199,084)

Net income for the fiscal period	US$	57,931	Ps.	961,586	Ps.	342,598	US$	79,001	Ps.	1,311,304	Ps.	674,109	Ps.	362,920

U.S. GAAP:
Net income		—		—		—		61,244		1,016,560		630,876		290,767

	Grupo Supervielle S.A.
	As of June 30,				As of December 31,
	2017		2017		2016		2016		2015
		(in thousands of Pesos or U.S. dollars, as indicated except for ratios and operating data)
Consolidated Balance Sheet Data
Argentine Banking GAAP:
Assets
Cash and due from banks	US$	594,404	Ps.	9,866,215	US$	491,980	Ps.	8,166,132	Ps.	6,808,591
Government and corporate securities		463,022		7,685,477		142,184		2,360,044		931,881
Loans:		2,372,019		39,371,973		2,102,389		34,896,509		20,148,261
to the non-financial public sector		1,565		25,981		259		4,306		8,778
to the financial sector		24,520		406,998		28,521		473,414		181,734
to the non-financial private sector and foreign residents:
Overdrafts		156,776		2,602,241		187,372		3,110,097		1,634,870
Promissory Notes(3)		659,624		10,948,774		567,917		9,426,568		5,984,777
Mortgage loans		14,695		243,917		4,703		78,057		50,032
Automobile and other secured loans		8,605		142,834		3,921		65,076		104,469
Personal loans		674,619		11,197,665		597,450		9,916,776		6,018,601
Credit card loans		415,850		6,902,491		402,360		6,678,578		5,677,922
Other		449,505		7,461,114		337,100		5,595,356		953,574
Accrued Interest, adjustments and exchange rate differences receivable		52,619		873,396		46,628		773,961		428,600
Documented interest		(21,501)		(356,889)		(19,568)		(324,795)		(277,488)
Other unapplied charges		(14)		(232)		(105)		(1,738)		(295)
Allowances		(64,844)		(1,076,317)		(54,170)		(899,147)		(617,313)
Other receivables from financial transactions		328,449		5,451,759		227,294		3,772,736		2,461,813
Receivables from financial leases		113,097		1,877,238		92,048		1,527,855		1,074,977
Other assets		176,556		2,930,568		149,578		2,482,766		1,620,294

Total assets	US$	4,047,547	Ps.	67,183,230	US$	3,205,473	Ps.	53,206,042	Ps.	33,045,817

Average Assets(4)		3,704,179		61,483,823		2,498,263		41,467,412		26,961,165
Liabilities and shareholders' equity
Deposits:	US$	2,580,450	Ps.	42,831,613	US$	2,162,717	Ps.	35,897,864	Ps.	23,716,577
Non-financial public sector		383,736		6,369,441		155,873		2,587,253		1,182,559
Financial sector		478		7,936		562		9,326		250,981
Non-financial private sector and foreign residents		2,196,236		36,454,236		2,006,283		33,301,285		22,283,037
Checking accounts		275,989		4,581,001		262,759		4,361,405		3,042,376
Savings accounts		1,123,852		18,654,264		795,610		13,205,937		7,753,696
Time deposits		666,790		11,067,715		703,517		11,677,322		10,034,025
Investment accounts		12,049		200,000		22,592		375,000		664,900
Other		117,556		1,951,256		221,804		3,681,621		788,040
Other liabilities from financial transactions and other miscellaneous liabilities		994,976		16,515,143		618,925		10,273,230		6,884,700
Non-controlling interests		532		8,837		6,229		103,397		70,830

Total liabilities	US$	3,575,958	Ps.	59,355,593	US$	2,787,872	Ps.	46,274,491	Ps.	30,672,107

Average Liabilities(4)		3,269,143		54,262,885		2,197,844		36,480,913		24,866,415
Shareholders' equity		471,589		7,827,637		417,601		6,931,551		2,373,710

Total liabilities and shareholders' equity	US$	4,047,547	Ps.	67,183,230	US$	3,205,473	Ps.	53,206,042	Ps.	33,045,817

Average shareholders' equity(4)		435,036		7,220,938		300,419		4,986,499		2,094,750
U.S. GAAP:
Total assets		—		—		3,284,223		54,513,169		35,122,426
Total liabilities		—		—		2,903,019		48,185,769		32,858,882
Total shareholders' equity		—		—		381,203		6,327,400		2,263,544

(1)
Includes gains related to non-deliverable forward ("NDF") hedging transactions for the six-month periods ended June 30, 2017 and 2016 and the year ended December 31, 2015, which totaled Ps.8.8 million, Ps.10.6 million and Ps.228.2 million, respectively.

(2)
Includes expenses related to NDF hedging transactions for each of the years ended December 31, 2016 and 2014, which totaled Ps.39.0 million and Ps.96.2 million, respectively.

(3)
Consists of unsecured checks and accounts receivable derived from factoring transactions, and unsecured corporate loans which totaled Ps.3,849.3 million, Ps.3,102.8 million, Ps.2,399.3 million and Ps.1,547.5 million as of June 30, 2017 and December 31, 2016, 2015 and 2014, respectively.

(4)
Calculated on a daily basis.

	Grupo Supervielle S.A.
	Six-month periods ended June 30,		Years ended December 31,
	2017	2016	2016	2015	2014
Selected Consolidated Ratios:
Argentine Banking GAAP:
Net interest margin(1)	19.3%	20.3%	20.6%	18.1%	17.4%
Net financial margin(2)	17.7%	18.0%	19.2%	16.4%	15.1%
Net fee income ratio(3)	31.2%	36.3%	34.0%	40.0%	40.6%
Efficiency ratio(4)	66.2%	72.9%	67.5%	76.2%	78.3%
Fee income as a percentage of administrative expense	47.1%	49.9%	50.4%	52.4%	51.8%
Return on average equity(5)	26.6%	20.0%	26.3%	32.2%	22.7%
Return on average assets(6)	3.1%	1.9%	3.2%	2.5%	1.8%
Basic earnings per share (in Pesos)(7)	2.64	1.24	4.10	4.42	2.92
Diluted earnings per share (in Pesos)	2.64	1.24	4.10	4.42	2.92
Basic earnings per share (in US$)	0.16	0.08	0.26	0.34	0.34
Diluted earnings per share (in US$)	0.16	0.08	0.26	0.34	0.34
Other Data
Dividends paid to the common shares (Ps.million)	65.5	19.2	65.5	19.2	2.7
Dividends paid to the preferred shares (Ps.million)	—	6.0	—	6.0	4.7
Dividends per common share (Ps.)	0.2	0.1	0.2	0.1	0.0
Dividends per preferred share (Ps.)(8)	—	—	—	1.9	2.9
Employees	5,146	4,910	4,982	4,843	4,579
Branches and sales points	324	325	320	325	322
ATMs and self-service terminals	673	643	661	649	632

(1)
Net interest income divided by average interest-earning assets.

(2)
Gross financial margin divided by average interest-earning assets.

(3)
Net services fee income divided by the sum of gross financial margin and net services fee income.

(4)
Administrative expenses divided by the sum of gross financial margin, services fee income and expenses and income from insurance activities.

(5)
Net income divided by average shareholders' equity, calculated on a daily basis and measured in local currency.

(6)
Net income divided by average assets, calculated on a daily basis and measured in local currency.

(7)
Basic earnings per share (in Pesos) are based upon the weighted average of Grupo Supervielle's outstanding shares, which were Ps.363.8 million for the six months ended June 30, 2017, Ps.319.8 million for the six months ended June 30, 2016, Ps.275.4 million for the year ended December 31, 2016, Ps.151.8 million for the year ended December 31, 2015 and Ps.122.9 million for the year ended December 31, 2014. In January 2016, all shares of preferred stock were converted to Class B shares.

(8)
In January 2016, all shares of preferred stock were converted to Class B shares. No dividends on the preferred shares were paid during the six months ended June 30, 2017 or in 2016.

	Grupo Supervielle S.A.
	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014
Selected Consolidated Ratios:
Argentine Banking GAAP:
Liquidity
Loans as a percentage of total deposits(1)	98.9%	99.1%	104.0%	92.2%	92.4%
Loans as a percentage of total assets(1)	63.0%	66.9%	70.2%	66.1%	67.1%
Liquid assets as a percentage of total deposits(2)	37.3%	34.0%	27.0%	32.6%	26.5%
Capital
Total equity as a percentage of total assets	11.7%	14.6%	13.0%	7.2%	7.3%
Average equity as a percentage of average assets	11.7%	11.4%	12.0%	7.8%	8.0%
Total liabilities as a multiple of total shareholders' equity	7.6x	5.8x	6.7x	12.9x	12.6x
Tangible equity ratio(3)	11.3%	14.1%	12.6%	6.5%	6.5%
Regulatory capital/ Risk weighted assets(4)	11.7%	14.0%	12.5%	8.7%	8.9%
Tier 1 Capital / Risk weighted assets(5)	10.3%	12.1%	10.9%	6.7%	6.9%
Tier 1 Pro forma(6)	11.6%	13.5%	12.3%	6.7%	6.9%
LCR Pro forma(7)	126.5%	137.3%	128.0%	113.1%	71.0%
Asset Quality
Non-performing loans as a percentage of total loans(8)	2.9%	3.1%	2.8%	3.2%	3.0%
Allowances as a percentage of total loans	2.6%	2.6%	2.4%	2.9%	2.7%
Cost of risk(9)	4.0%	4.2%	4.0%	3.1%	2.9%
Allowances as a percentage of non-performing loans(8)	88.0%	83.2%	87.1%	89.7%	88.9%

(1)
Loans include loans and receivables from financial leases.

(2)
Liquid assets include cash, securities issued by the Central Bank (Las Letras del Banco Central (LEBAC) and NOBACs) and other government securities.

(3)
(Total equity Intangible assets)/(Total assets Intangible assets). Intangible assets as of June 30, 2017, December 31, 2016, 2015 and 2014 amounted to Ps.273.8 million, Ps.285.5 million, Ps.252.0 million and Ps.216 million, respectively.

(4)
Regulatory capital divided by risk weighted assets taking into account operational and market risk since 2013. This ratio applies only to the Bank and CCF on a consolidated basis and does not include the liquidity held at the holding company level.

(5)
Tier 1 capital divided by risk weighted assets taking into account credit risk, operational and market risk since 2013.

(6)
As of June 30, 2017 and December 31, 2016, Tier 1 Pro Forma includes Ps.805 million and Ps.690 million, respectively, from the IPO proceeds retained at the Grupo Supervielle level, which are available for further capital injections in its subsidiaries.

(7)
LCR ratio includes the net liquidity held at the holding company level.

(8)
Non-performing loans include all principal amounts of loans to borrowers classified as "3-with problems/medium risk," "4-high risk of insolvency/high risk," "5-uncollectible," and "6-uncollectible, classified as such under regulatory requirements" under the Central Bank loan classification system. See "Item 4.D Property, plants and equipment—Selected Statistical Information—Loans and Financings—Portfolio Classification" in the 2016 Form 20-F.

(9)
Annualized loan loss provisions divided by average loans, calculated on a daily basis.

RISK FACTORS

              Investing in our Class B shares or ADSs involves risks. Before deciding to invest in our Class B shares or ADSs, you should carefully consider the following risk factors, as well as the discussion of risks and uncertainties under the heading "Risk Factors" in our 2016 Form 20-F, which is incorporated by reference in this prospectus. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects. See the section entitled "Information of Certain Documents by Reference," in this prospectus, which may be amended, supplemented and superseded from time to time by other reports that we file with the SEC in the future. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to Our Class B Shares and the ADSs

You will experience immediate and substantial dilution in the book value of the Class B shares or the ADSs you purchase in this offering.

              Because the offer price of the Class B shares and the ADSs being sold in the global offering will be substantially higher than the net tangible book value per share, you will experience immediate and substantial dilution in the book value of these shares. Net tangible book value represents the amount of our total assets less intangible assets and goodwill, minus our total liabilities. As a result, assuming an offer price of US$21.27 per ADS, or US$4.25 per Class B share, the last reported sales price of ADSs on the NYSE on August 24, 2017 and the per share equivalent of that closing price, respectively, you will incur immediate dilution of US$2.53 per Class B share or US$12.65 per ADS you purchase in this offering, assuming the international underwriters have not exercised the option to purchase additional shares. If the international underwriters exercise the option to purchase additional shares in full from us, you will incur an additional immediate dilution of US$2.54 per Class B share or US$12.25 per ADS.

We will have broad discretion in the use of proceeds from this offering and may use them in ways that may not enhance our operating results or the price of the ADSs.

              We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield a favorable return, if any, on your investment. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline. See "Use of Proceeds."

Risks Related to the Offering

Our controlling shareholder has the ability to direct our business and may have conflicts of interest.

              Julio Patricio Supervielle beneficially owns 53.25% of our share capital and has 80.24% of our voting power. Following completion of the global offering and the rights offering, assuming the placement of all Class B shares offered and that the international underwriters exercise their option to purchase additional Class B shares in full, Julio Patricio Supervielle will beneficially own 36.06% of our share capital and maintain 69.70% of our voting power. He may, without the concurrence of the remaining shareholders, elect a majority of our directors, effect or prevent a merger, sale of assets or other business acquisition or disposition, cause us to issue additional equity securities, effect a redemption of shares, effect a related party transaction and determine the timing and amounts of dividends, if any. According to our bylaws, a two-thirds vote by our Class A shares is required, regardless of the percentage of capital they represent, in order for us to duly resolve a merger with another company, a voluntary dissolution, our relocation abroad, and the fundamental change in our corporate purpose. Mr. Supervielle's interests may conflict with your interests as a holder of Class B shares or ADSs, and he may take actions that might be desirable to him but not to other shareholders. For further information of our controlling shareholders, please refer to "Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders," in the 2016 Form 20-F, which is incorporated herein by reference.

Foreign exchange risks may adversely affect our results, and the U.S. dollar value of dividends payable to ADS holders.

              Trading of our Class B shares underlying the ADSs is conducted in Argentine pesos. Our Depositary will receive cash distributions that we make with respect to the Class B shares underlying the ADSs in Argentine pesos. The Depositary will convert such Argentine pesos to U.S. dollars at the then-prevailing exchange rate to make dividend and other distribution payments in respect of ADSs. If the Argentine peso depreciates against the U.S. dollar, the value of the ADSs and any U.S. dollar distributions ADS holders receive will decrease.

Future preemptive and accretion rights may be unavailable to ADS holders.

              Argentine securities laws require that whenever we issue new common shares for cash, we are required by law to grant preemptive and accretion rights to all holders of our common shares (including to the Depositary), giving them the right to purchase a sufficient number of common shares to maintain their existing ownership percentage and to subscribe for any new common shares that are not subscribed for by other shareholders, in proportion with the percentage of common shares for which the subscribing shareholder has exercised rights. We have elected not to offer common shares to holders of ADSs pursuant to preemptive and accretion rights granted to our shareholders in connection with the rights offering and we may make a similar election in connection with any future issuance of common shares. We intend to evaluate at the time of any future rights offering the costs and potential liabilities associated with any such offering including with respect to the filing of a registration statement, as well as the indirect benefits to us of enabling holders of ADSs to exercise rights and any other factors that we consider appropriate at the time, and then make a decision as to whether to file such registration statement.

              To the extent holders of ADSs are unable to exercise preemptive rights issued in the future, the Depositary will, in accordance with the terms and conditions set forth in the Deposit Agreement, attempt to sell such holders' preemptive rights and distribute the resulting net proceeds if a secondary market for such rights exists and a premium can be recognized over the cost of any such sale. If such rights cannot be sold, they will expire and holders of ADSs will not realize any value from the grant of such preemptive rights. In any such case, such holder's equity interest in our company would be diluted proportionately. See "Description of Capital Stock—Preemptive Rights and Accretion Rights" and "Description of American Depositary Shares—Dividends and Other Distributions" in the accompanying prospectus.

 USE OF PROCEEDS

              We estimate that the net proceeds to us from the sale of Class B shares in the global offering will be approximately US$             million, or US$            if the international underwriters exercise their option to purchase additional Class B shares, in each case, after deducting underwriting fees and estimated transaction expenses payable by us. We estimate that the total proceeds to us from the sale of Class B Shares in the rights offering will be US$            .

              We will not receive any proceeds from the sale of Class B shares by the selling shareholder.

              We intend to use the net proceeds from the global offering and the rights offering to increase the volume of assets and loans of our subsidiaries, including by causing our subsidiaries to selectively open some branches, sustain our expansion process and strengthen our position within the Argentine financial system. Also, to the extent opportunities to increase our assets and loans through strategic acquisitions arise, we may apply a portion of the net proceeds to harness those opportunities, although as of the date of this prospectus we have no current plans, arrangements or understandings to make any material acquisition.

              The foregoing represents our current intentions with respect to the use and allocation of the net proceeds of this offering based on our present plans and business condition. The amounts and timing of any expenditure may vary depending on the amount of cash generated by our operations, competitive developments, our rate of growth and inorganic growth opportunities, if any, of our business. Therefore, as of the date of this prospectus, we cannot estimate the amounts or timing in respect of any of the purposes for the use of proceeds listed above.

CAPITALIZATION

              The following table sets forth our capitalization in accordance with Argentine Banking GAAP as of June 30, 2017 in Pesos and U.S. dollars on an actual basis and as adjusted to reflect (i) the in-kind contribution described in the last paragraph below, and (ii) the receipt of approximately US$289.2 million (Ps.4.9 billion at the reference exchange rate of Ps.16.5985 per US$1.00 reported by the Central Bank on June 30, 2017) in estimated net proceeds from the issuance and sale by us of 70,000,000 Class B shares in the global offering, assuming a public offering price of US$4.25 per share, which is the per share equivalent of the closing price per ADS on the NYSE on August 24, 2017, and assuming the international underwriters have not exercised the option to purchase additional shares and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. You should read this table in conjunction with "Summary Consolidated Financial Information," "Summary," "Item 4.D Property, plants and equipment—Selected Statistical Information" in the 2016 Form 20-F, "Item 5. Operating and Financial Review and Prospects" in the 2016 Form 20-F and our consolidated financial statements and the related notes included elsewhere in this prospectus or incorporated by reference.

	As of June 30, 2017
	Actual		As adjusted(1)		Actual		As adjusted(1)
			(unaudited)				(unaudited)
	(in thousands of Pesos) (in thousands of U.S. dollars)
Long-term debt(2)	Ps.	6,363,578	Ps.	6,363,578	US$	383,383	US$	383,383
Non-controlling interests in consolidated subsidiaries		8,837		8,837		532		532
Shareholders' equity
Capital stock(1)		363,777		441,272		21,916		26,585
Paid-in capital		3,248,435		8,227,188		195,707		495,659
Legal reserve		72,755		72,755		4,383		4,383
Other reserves		3,181,084		3,181,084		191,649		191,649
Retained earnings		961,586		961,586		57,932		57,932

Total capitalization	Ps.	14,200,052	Ps.	19,256,301	US$	855,502	US$	1,160,123

(1)
To reflect the in-kind contribution described below and the issuance by us of 70,000,000 Class B shares in the global offering, assuming the price described above.

(2)
Debt with maturity of more than one year. Includes Ps.0.1 billion of subordinated negotiable obligations due 2017, 2020 and 2021, issued by the Bank in 2010, 2013 and 2014, respectively.

              Since June 30, 2017, there has been no change in our capitalization except for (i) earnings accumulated since that date and (ii) the issuance on July 18, 2017 of 7,494,710 Class B shares pursuant to the capital increase approved by our shareholders on April 27, 2017 to permit the capitalization of an in-kind contribution consisting of shares in Sofital S.A.F.e I.I. made by Julio Patricio Supervielle to us. See "Summary—Recent Developments—Capitalization of an in-kind contribution and resulting capital stock increase of Grupo Supervielle S.A.".

 DILUTION

              Dilution is the amount by which the offering price paid by purchasers of the Class B shares (which at the option of the international underwriters may be represented by ADSs) to be sold in this offering exceeds the net tangible book value per common share after this offering. If you invest in our common shares in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per common share and the pro forma as adjusted net tangible book value per common share immediately after this offering.

              At June 30, 2017, we had a net tangible book value of Ps.7,553.8 million, corresponding to a net tangible book value of US$1.25 per Class B share or US$6.25 per ADS (Ps.20.76 per Class B share or Ps.103.8 per ADS, using the reference exchange rate published by the Central Bank at June 30, 2017 for Pesos into U.S. dollars of Ps.16.5985 to US$1.00 and the ratio of five Class B shares to one ADS). Net tangible book value per share represents the amount of our total assets less intangible assets and goodwill, minus our total liabilities, divided by the total number of our shares outstanding at June 30, 2017, or 126,738,188 Class A shares and 237,039,427 Class B shares.

              After giving effect to the issuance of 7,494,710 Class B shares pursuant to the capital increase approved by our shareholders on April 27, 2017 to permit the capitalization of an in-kind contribution consisting of shares in Sofital S.A.F.e I.I. ("Sofital") made by Julio Patricio Supervielle to us (see "Summary—Recent Developments—Capitalization of an in-kind contribution and resulting capital stock increase of Grupo Supervielle S.A."), our net tangible book value estimated at June 30, 2017 would have been approximately Ps.7,809.4 million, corresponding to a net tangible book value of US$1.27 per Class B share or US$6.35 per ADS (Ps.21.03 per Class B share or Ps.105.17 per ADS, using the reference exchange rate published by the Central Bank at June 30, 2017 for Pesos into U.S. dollars of Ps.16.5985 to US$1.00 and the ratio of five Class B shares to one ADS). Net tangible book value per share represents the amount of our total assets less intangible assets and goodwill, minus our total liabilities, divided by the total number of our shares outstanding at June 30, 2017, after giving effect to (i) the issuance of an additional 7,494,710 Class B shares pursuant to the capital increase, or 126,738,188 Class A shares and 244,534,137 Class B shares and (ii) the receipt of 7,672,412 shares of Sofital, which amount to Ps. 99,450.3 million, and Ps. 158,389.5 million in connection with the cash amounts paid by the shareholders who exercised preemptive and accretion rights in connection with the capital increase.

              After giving effect to the issuance and sale by us of 70,000,000 Class B shares in the global offering and assuming a public offering price of US$4.25 per Class B share, which is the per share equivalent of the closing price per ADS on the NYSE on August 24, 2017, and assuming that the international underwriters have not exercised the option to purchase additional shares, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value estimated at June 30, 2017 would have been approximately Ps.12,610.1 million, representing US$1.72 per Class B share, or US$8.61 per ADS. This represents an immediate increase in net tangible book value of US$0.45 per Class B share or US$2.27 per ADS to existing shareholders and an immediate dilution in net tangible book value of US$2.53 per Class B share, or US$12.65 per ADS to new investors purchasing Class B shares in the global offering. Dilution for this purpose represents the difference between the price per Class B share or ADS paid by these purchasers and net tangible book value per Class B share or ADS immediately after the completion of the offering.

              The following table illustrates this dilution to new investors purchasing Class B shares, including Class B shares in the form of ADSs, in the global offering:

	At June 30, 2017
Assumed offering price	Class B shares		ADSs
Net tangible book value per Class B share or ADS(1)	US$	1.27	US$	6.34
Increase in net tangible book value per Class B share or ADS attributable to new investors		0.45		2.27
Pro forma as adjusted net tangible book value per Class B share or ADS after the global offering		1.72		8.61

Dilution per Class B share or ADS to new investors		2.53		12.65
Percentage of dilution in net tangible book value per Class B share or ADS for new investors(2)		59.47%		59.47%

(1)
As adjusted to reflect the in-kind contribution described under "Capitalization."

(2)
Percentage of dilution for new investors is calculated by dividing the dilution in net tangible book value for new investors by the price of the offering.

              If the international underwriters were to exercise the option to purchase additional shares in full, the net tangible book value after the global offering would increase by US$1.81 per Class B share or US$9.04 per ADS from us and investors in this offering would incur an additional immediate dilution of US$2.45 per Class B share or US$12.25 per ADS.

 MAJOR AND SELLING SHAREHOLDERS

              As of August 24, 2017, we had 371,272,325 outstanding shares of common stock, consisting of 126,738,188 Class A shares and 244,534,137 Class B shares, all with a par value of Ps.1.00 per share. Following the global offering, assuming no exercise of the option to purchase additional shares, we will have 441,272,325 outstanding shares of common stock, of which 126,738,188 will be Class A shares and 314,534,137 will be Class B shares. Each share of our common stock represents the same economic interests, except that holders of its Class A shares are entitled to five votes per share and holders of Class B shares are entitled to one vote per share. As of June 20, 2017, we had 578 holders of record of our shares.

              The table below sets forth information concerning the ownership of our Class A and Class B shares as of August 24, 2017 by our controlling shareholder. Our major shareholders may currently hold or acquire at any time common shares including in the form of ADSs. In addition, our principal shareholders may sell, transfer or otherwise dispose of some or all of its common shares including in the form of ADSs. As a result, information concerning our principal shareholders may change from time to time.

Shareholder Name	Class A Shares 5 votes	Class B Shares 1 vote	Total Shares	Percentage of Capital Stock	Total Votes	Percentage of Votes
Julio Patricio Supervielle	126,738,188	70,954,238	197,692,426	53.247283%	704,645,178	80.23515%
Public Offer	—	173,579,899	173,579,899	46.752717%	173,579,899	19.76485%

Total	126,738,188	244,534,137	371,272,325	100.00%	878,225,077	100.00%

              The following table presents the beneficial ownership of our Class A shares and Class B shares following the global offering, assuming the placement of all Class B shares offered and no exercise of the option to purchase additional shares from us.

Shareholder Name	Class A Shares 5 votes	Class B Shares 1 vote	Total Shares	Percentage of Capital Stock	Total Votes	Percentage of Votes
Julio Patricio Supervielle	126,738,188	37,954,238	164,692,426	37.322174%	671,645,178	70.83183%
Public Offer	—	276,579,899	276,579,899	62.677826%	276,579,899	29.16817%

Total	126,738,188	314,534,137	441,272,325	100.00%	948,225,077	100.00%

              The following table presents the beneficial ownership of our Class A shares and Class B shares following the global offering, assuming the placement of all Class B shares offered and full exercise of the option to purchase additional shares from us.

Shareholder Name	Class A Shares 5 votes	Class B Shares 1 vote	Total Shares	Percentage of Capital Stock	Total Votes	Percentage of Votes
Julio Patricio Supervielle	126,738,188	37,954,238	164,692,426	36.059640%	671,645,178	69.69623%
Public Offer	—	292,029,899	292,029,899	63.940360%	292,029,899	30.30377%

Total	126,738,188	329,984,137	456,722,325	100.00%	963,675,077	100.00%

Selling Shareholder Information

              The following table sets forth information concerning our selling shareholder.

Name	Material relationships with us within the past three years	Number of Class B shares being sold	% of capital stock currently held	% of capital stock immediately after this offering(1)	Domicile
Julio Patricio Supervielle	Mr. Supervielle is our CEO and the chairman of our Board of Directors, and he is the chairman of the Bank, CCF and Tarjeta.	33,000,000	53.25%	37.32%	Bartolomé Mitre 434, 5th Fl. C1036AAH Buenos Aires Republic of Argentina

(1)
Assuming the option to purchase additional shares is not exercised and 100% of Class B shares (which at the option of the international underwriters may be represented by ADSs) are sold in the global offering.

              Following this offering, 37,954,238 Class B shares will be owned by Julio Patricio Supervielle, our controlling shareholder, assuming that 100% of the shares he is offering are sold in the global offering and no exercise of the option to purchase additional shares. In connection with this offering, Julio Patricio Supervielle has entered into a lock-up agreement preventing the sale of such shares for 90 days from the date of this prospectus, subject to certain exceptions. See "Underwriting." Other than this offering, we are not aware of any plans by our controlling shareholder to dispose of significant numbers of Class B shares. However, after the expiration of the lock-up period, Julio Patricio Supervielle, our controlling shareholder, may dispose of significant numbers of our Class B shares. We cannot predict what effect, if any, future sales of our shares, or the availability of our Class B shares for future sale will have on the market price of our Class B shares from time to time.

Share Ownership of Banco Supervielle S.A.

              As of August 25, 2017, the Bank had 641,946,501 outstanding shares of common stock, consisting of 930,371 Class A shares and 641,946,501 Class B shares, all with a par value of Ps.1.00 per share. Each share of the Bank's common stock represents the same economic interests, except that holders of its Class A shares are entitled to five votes per share and holders of Class B shares are entitled to one vote per share.

              The following table sets forth information regarding the ownership of the Bank's Class A and Class B shares as of August 25, 2017:

Shareholder Name	Class A Shares (5 votes)	Class B Shares (1 Vote)	Total Shares	Percentage of Capital Stock	Total Votes	Percentage of Votes
Grupo Supervielle, S.A.	830,698	618,006,618	618,837,316	96.2606%	622,160,108	96.220%
Sofital S.A.F.e I.I.	49,667	23,131,588	23,181,255	3.6059%	23,379,923	3.616%
Other shareholders	50,006	808,295	858,301	0.1335%	1,058,325	0.164%

Total:	930,371	641,946,501	642,876,872	100.00%	646,598,356	100.000%

RIGHTS OFFERING IN ARGENTINA

              The following is a brief summary of certain terms of the rights offering to be conducted in Argentina for our existing shareholders and has been included in this prospectus supplement for information purposes only. The rights offering may have an impact on the bookbuilding process, the determination of the public offering price and the number of the Class B Shares, which at the option of the international underwriters may be represented by ADSs, that may be offered and sold in the global offering. The following summary does not constitute an offer, and is not to be construed as a solicitation, invitation or offer to buy or sell any securities.

              At the extraordinary shareholders' meeting held on July 7, 2017, our shareholders approved an initial capital increase of up to Ps.145,000,000 Class B shares and an additional capital increase of up to 15% of the initial capital increase in connection with the Underwriters' option to purchase additional shares. The rights offering described below and the primary portion of the global offering will be carried out in furtherance of the approved capital increases.

              Under Argentine law, our existing shareholders are entitled to preemptive rights to subscribe for Class B shares subject to the capital increase underlying the global offering in a number sufficient to maintain their proportionate holdings in our total capital stock. In addition, our existing shareholders have accretion rights, which allow them to subscribe for Class B shares that are not otherwise subscribed by other existing shareholders, in proportion to the percentage of Class B shares for which subscribing existing shareholders have exercised their preemptive rights. As a result, in connection with this global offering, we expect to commence on September 1, 2017 a preemptive and accretion rights offering in Argentina for our shareholders of record as of August 31, 2017 (the "Class B shares Record Date"), who will have the opportunity to subscribe for Class B shares at the price of the Class B shares offered and sold to the public in the global offering. The subscription period in respect of the rights offering will expire immediately prior to the announcement of the public offering price and the allocation of the Class B shares and ADSs in the global offering. We have reserved the right to terminate, suspend or extend the subscription period. Our shareholders of record as of August 31, 2017 will have preemptive and accretion rights with respect to any Class B shares that are available to the international underwriters under the option described herein. New shareholders that purchased Class B shares (which at the option of the international underwriters may be represented by ADSs) in the global offering will not have preemptive or accretion rights with respect to the Class B shares (which at the option of the international underwriters may be represented by ADSs) to be sold pursuant to the option to purchase additional Class B shares.

              In order to facilitate the execution of the global offering, our controlling shareholder representing 29.02% of our total Class B shares outstanding (and 100% of our total Class A shares outstanding, representing together with the Class B shares, 53.25% of our capital stock) has agreed to assign to Banco Supervielle S.A., as subscription agent, such shareholder's preemptive and accretion rights in respect of the Class B shares to be issued pursuant to the capital increase underlying the global offering. As a result, 35,070,000, or 46.75%, of the Class B shares to be issued pursuant to our capital increase (excluding the additional 15% capital increase described above) may be subscribed by holders of preemptive and accretion rights. Subject to closing conditions set forth in the international underwriting agreement, the international underwriters shall instruct the subscription agent to exercise such preemptive and accretion rights to purchase Class B shares to be offered and sold in the international offering. The international underwriters may acquire from us, and we may sell in the Argentine offering, additional Class B Shares relating to preemptive rights not exercised by holders of preemptive and accretion rights in order to be offered and sold as part of the global offering. The total amount of Class B shares to be sold in the global offering will depend on the amount of Class B shares that are subscribed by holders of preemptive and accretion rights.

              We have registered with the SEC (a) the offer and sale of the Class B shares and ADSs through the international underwriters in the United States and to U.S. persons, (b) the resale in the United States and to U.S. persons of the Class B shares and ADSs sold through the international underwriters and the Argentine placement agents in transactions exempt from registration pursuant to Regulation S, (c) the offer and sale of the Class B shares by us in the rights offering to existing shareholders that are in the United States or that are U.S. persons and (d) the resale in the United States and to U.S. persons of Class B shares sold by us in the rights offering in transactions exempt from registration under Regulation S.

              The rights offering is not available to existing holders of ADSs. The preemptive and accretion rights have not been and will not be registered under the Securities Act and, accordingly may not be offered to our shareholders in the United States or to holders of ADSs. The preemptive and accretion rights with respect to Class B shares represented by ADSs on the record date for the rights offering will be issued to the Depositary as the record holder of such Class B shares. An ADS holder who wishes to exercise preemptive and accretion rights corresponding to the Class B shares underlying its ADSs and participate in the rights offering will have to surrender such holder's ADSs, withdraw the underlying Class B shares and take delivery of the same in an Argentine account on or prior to August 31, 2017, which is the record date for the rights offering. Commencing on September 1, 2017, the Depositary will (i) suspend issuance of ADSs and ADS holders' rights to cancel their ADSs and take delivery of the underlying Class B shares, and (ii) seek to sell the preemptive and accretion rights received in the market. The Depositary will distribute the proceeds of any such sale, after deduction of the Depositary's fees and expenses and any applicable taxes, pro rata to ADS holders on a record date to be determined by the Depositary. ADS holders should contact their brokers, dealers, commercial banks, trust companies or other nominee for assistance concerning the rights offering. Any ADS holder that has questions concerning the rights offering should also contact the Depositary. The Depositary will resume accepting surrenders of ADSs for the purpose of withdrawal of Class B shares on September 13, which is the day after the rights offering expires and will resume issuance of ADSs on September 15, which is the day after the record date for the distribution of proceeds of sales of rights by the Depositary.

              In order to participate in the rights offering, a shareholder eligible to participate must submit a subscription form (formulario de suscripción preferente y de acrecer) directly to Banco Supervielle S.A. or to Caja de Valores S.A., through its deposits agents, at any time during the subscription period. A shareholder must include in its subscription form:

  •
  the number of Class B shares it wishes to subscribe through the exercise of preemptive rights,

  •
  the number of Class B shares it wishes to subscribe through the exercise of preemptive rights in case the international underwriters exercise their option to purchase additional Class B shares,

  •
  if a shareholder wishes to exercise its accretion rights with respect to Class B shares relating to preemptive rights not exercised by other existing shareholders, and the number of Class B shares it wishes to subscribe through the exercise of accretion rights,

  •
  the number of Class B shares it wishes to subscribe through the exercise of accretion rights in case the international underwriters exercise their option to purchase additional Class B shares, and

  •
  the purchase price that the shareholder is willing to pay for the Class B shares; however, shareholders may a submit subscription form without indicating a desired offering price per Class B share in which case shareholders will be deemed to have exercised their preemptive rights and accretion rights, as applicable, at the public offering price.

              The price determination for our Class B shares in the global offering will be made by agreement between us and the international underwriters and Argentine placement agents based on the process for evaluating investor demand known as bookbuilding. The price of the Class B shares subscribed pursuant to the rights offering in Argentina will be the same price of the Class B shares offered and sold to the public in the global offering, which will be determined upon completion of the bookbuilding process and the expiration of the subscription period in respect of the rights offering. A shareholder will not know the price per Class B share at the time such holder commits to subscribe Class B shares in the rights offering. A shareholder will consequently be unable to know the cost of avoiding dilution of its interest in us, and a shareholder will also be unable to estimate the book value dilution that will result from the public offering price. A shareholder exercising accretion rights will only know how many Class B shares it will be purchasing in the rights offering after the offering price has been determined because the number of Class B shares may be limited by the orders placed by other shareholders and by such shareholder's maximum preemptive and accretion right exercise amount.

              If a shareholder elects to set forth a price per Class B share in its subscription form, no Class B shares may be allocated to that shareholder in the rights offering if the offering price exceeds the price per Class B share indicated. If a shareholder elects to submit a subscription form without a purchase price or if the public offering price is at or below the purchase price indicated, then the shareholder will be bound and contractually obligated to pay for the Class B shares at the public offering price, which may be set at the high end of the most recent indicative price range announced by us. Shareholders participating in the rights offering will be obligated to pay for the subscription price of the Class B shares allocated to them on the date determined by Banco Supervielle S.A., as subscription agent, or Caja de Valores S.A., as applicable, which may be any day between the day following the determination of the public offering price and the settlement day of the global offering.

 EXCHANGE RATES

              From April 1, 1991 until the end of 2001, Law No. 23,928 (the "Convertibility Law") established a regime under which the Central Bank was obliged to sell U.S. dollars at a fixed rate of one Peso per U.S. dollar. On January 6, 2002, the Argentine Congress enacted Law No. 25,561 (as amended and supplemented, the "Public Emergency Law"), formally ending the regime of the Convertibility Law, abandoning over ten years of U.S. dollar-Peso parity and eliminating the requirement that the Central Bank's reserves in gold, foreign currency and foreign currency denominated debt be at all times equivalent to 100% of the monetary base.

              The Public Emergency Law, which has been extended on an annual basis and is in effect until December 31, 2017, grants the Argentine government the power to set the exchange rate between the Peso and foreign currencies and to issue regulations related to the foreign exchange market. The state of emergency on social matters was further extended until December 31, 2019. Following a brief period during which the Argentine government established a temporary dual exchange rate system, pursuant to the Public Emergency Law, the Peso has been allowed to float freely against other currencies since February 2002, although the Central Bank has the power to intervene by buying and selling foreign currency for its own account, a practice in which it engages on a regular basis.

              From 2011 to 2015, the Argentine government increased controls on exchange rates and the transfer of funds into and out of Argentina. With the tightening of exchange controls beginning in late 2011, in particular with the introduction of measures that allowed limited access to foreign currency by private companies and individuals (such as requiring an authorization of AFIP to access the foreign currency exchange market), the implied exchange rate, as reflected in the quotations for Argentine securities that trade in foreign markets, compared to the corresponding quotations in the local market, increased significantly over the official exchange rate. Most foreign exchange restrictions were lifted in a series of governmental actions in December 2015, May 2016 and August 2016, reestablishing Argentine residents' rights to purchase and remit outside of Argentina foreign currency with no maximum amount and without specific allocation or the need to obtain prior approval. As a result, since December 2015 the substantial spread between the official exchange rate and the implicit exchange rate derived from securities transactions has substantially decreased.

              After several years of moderate variations in the nominal exchange rate, in 2012 the Peso lost approximately 14% of its value with respect to the U.S. dollar. This was followed in 2013 and 2014 by a devaluation of the Peso with respect to the U.S. dollar that exceeded 30%, including a loss of approximately 24% in January 2014. In 2015, the Peso lost approximately 52% of its value with respect to the U.S. dollar, including a 10% devaluation from January 1, 2015 to September 30, 2015 and a 38% devaluation during the last quarter of the year 2015, mainly concentrated after December 16, 2015. During 2016, the Peso lost approximately 21.9% of its value against the U.S. dollar. During first seven months of 2017, the Peso lost approximately 11.5% of its value against the U.S. dollar.

              The following table sets forth the annual high, low, average and period-end exchange rates for the periods indicated, expressed in Pesos per U.S. dollar and not adjusted for inflation. There can be no assurance that the Peso will not depreciate or appreciate again in the future. The Federal Reserve Bank of New York does not report a noon buying rate for Pesos.

	Exchange Rates
	High(1)	Low(1)	Average(1)(2)	Period-end(1)(3)
2011	4.3035	3.9715	4.1302	4.3032
2012	4.9173	4.3048	4.5515	4.9173
2013	6.5180	4.9228	5.4789	6.5180
2014	8.5555	6.5430	8.1188	8.5520
2015	13.7633	8.5537	9.2689	13.0050
2016	16.0392	13.0692	14.7794	15.8502
2017
January 2017	16.0533	15.8083	15.9065	15.9117
February 2017	15.8350	15.3675	15.5983	15.4550
March 2017	15.6687	15.3818	15.5237	15.3818
April 2017	15.4532	15.1742	15.3600	15.4268
May 2017	16.1420	15.2687	15.6981	16.1420
June 2017	16.5985	15.8510	16.1166	16.5985
July 2017	17.7642	16.6817	17.1690	17.6700
August 2017(4)	17.7833	17.0583	17.4478	17.1767

(1)
Reference exchange rate published by the Central Bank.

(2)
Based on daily averages.

(3)
The exchange rate used in our financial statements.

(4)
Through August 24, 2017.

 PRICE HISTORY

              Our Class B shares have been trading on the BYMA under the symbol "SUPV" and the ADSs have been trading on the NYSE under the symbol "SUPV" since May 19, 2016. Prior to that date, there was no public trading market for our Class B shares or the ADSs. Our initial public offering was priced at US$2.20 per Class B share and US$11.00 per ADSs on May 18, 2016. Each ADS represents five Class B shares.

Class B Shares

              The following table sets forth, for the periods indicated, the reported high and low sales prices of the Class B shares traded on the BYMA, and of the ADSs traded on the NYSE:

	BYMA(1)		New York Stock Exchange(2)
	Pesos per Share		U.S. dollars per ADS
	High	Low	High	Low
2016
Second Quarter(3)	37.90	31.85	12.88	11.20
Third Quarter	46.00	37.45	15.40	12.55
Fourth Quarter	47.50	39.00	15.26	12.10
2017
First Quarter	53.10	40.90	17.00	13.40
January	46.30	40.90	14.73	13.40
February	49.00	44.30	15.74	14.18
March	53.10	46.00	17.00	15.02
Second Quarter	60.00	50.25	18.31	16.36
April	54.00	50.25	17.17	16.72
May	59.20	52.00	17.67	16.36
June	60.00	52.85	18.31	16.88
Third Quarter(4)	73.50	58.35	21.27	16.94
July	64.00	58.35	18.27	17.15
August(4)	73.50	60.50	21.27	16.94

(1)
Values provided by Factset.

(2)
Values provided by Factset.

(3)
Beginning on the date our Class B shares and ADSs began trading on the BYMA and ADSs began trading on the NYSE, May 19, 2016.

(4)
Ending on August 24, 2017.

              On August 24, 2017, the last reported sales price of our Class B shares on BYMA was Ps.73.50 per share and the last reported price of the ADSs on the NYSE was US$21.27 per share. Our Class B shares are also quoted on the MAE under the symbol "SUPV" and the bid and ask quotes are published electronically at www.mae.com.ar.

TAXATION

              The following discussion contains a description of the principal Argentine and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class B shares or ADSs acquired in this offering, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our Class B shares or ADSs and is not applicable to all categories of investors, some of which may be subject to special rules, and does not specifically address all of the Argentine and U.S. federal income tax considerations applicable to any particular holder. This summary is based upon the tax laws of Argentina and the regulations thereunder and the tax laws of United States and the regulations thereunder as in effect on the date of this prospectus supplement, which are subject to change, possibly with retroactive effect, and to differing interpretations. Each prospective purchaser is urged to consult its own tax advisor about the particular Argentine and U.S. federal income tax consequences to it of an investment in our Class B shares or ADSs. This discussion is also based upon the representations of the Depositary and on the assumption that each obligation in the deposit agreement among us, the Depositary and the registered holders and beneficial owners of the ADSs, and any related documents, will be performed in accordance with its terms.

Material Argentine Tax Considerations

              The following opinion of material Argentine tax matters is based upon the tax laws of Argentina and regulations thereunder as of the date of this prospectus supplement, and is subject to any subsequent change in Argentine laws and regulations which may come into effect after such date. This section is the opinion of the law firm of Errecondo, González & Funes insofar as it relates to matters of Argentine tax law. This opinion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a holder of such securities. No assurance can be given that the courts or tax authorities responsible for the administration of the laws and regulations described in this prospectus supplement will agree with this interpretation. Holders should carefully read "Item 3.D Risk Factors—Risks Relating to Our Class B Shares and the ADSs—Changes in the Argentine tax laws may adversely affect the results of our operations and the tax treatment of our Class B shares and/or the ADSs" in our 2016 Form 20-F. Holders are encouraged to consult their tax advisors regarding the tax treatment of our Class B shares and ADSs as it relates to their particular situation.

Taxation on dividends

              Before the amendments made by Law No. 27,260 (the "Tax Amnesty Law"), dividends distributed, whether in cash, property or any other kind (except for stock dividends), were subject to an income tax withholding, or the "Dividend Tax," at a 10% rate on the amount of such dividends except for those beneficiaries that were domestic corporate taxpayers. This Dividend Tax was repealed by the Tax Amnesty Law. Consequently, there is currently no income tax withholding on dividends in respect of both Argentine and non-Argentine resident shareholders.

              However, dividends paid in excess of the Taxable Accumulated Income, as defined below, for the previous fiscal period will be subject to a withholding tax, or the "Equalization Tax," at the rate of 35% applicable on such excess and regarding both Argentine and non-Argentine resident shareholders. The Taxable Accumulated Income is defined as the income determined according to the application of the Argentine Income Tax Law, accumulated at the fiscal year immediately preceding the year on which the distribution is made. Dividend distributions made in property (other than cash) will be subject to the same tax rules as cash dividends. Stock dividends on fully paid shares ("acciones liberadas") are not subject to Equalization Tax. Holders are encouraged to consult a tax advisor as to the particular Argentine income tax consequences derived from any profit distributions we may make not only on our Class B shares but also on the ADSs.

Capital gains

              Gains derived from the transfer of shares and other securities issued by Argentine companies (such as the Class B shares) are subject to Argentine capital gains tax, regardless of the type of beneficiary who realizes the gains.

              Capital gains obtained by Argentine entities taxpayers (in general, entities organized or incorporated under Argentine law and local branches of non-Argentine entities) derived from the sale, exchange or other disposition of shares are subject to income tax at the rate of 35% on net income.

              Income derived by Argentine resident individuals from the sale of shares and other securities is subject to income tax at a 15% rate on the net gain, unless such securities were traded in stock markets and/or have public offering authorization, in which case an exemption applies. The implementing Decree 2334/2013 introduced a provision stating that the exemption "includes" gains derived from the sale of shares and other securities made through a stock exchange market duly authorized by the CNV.

              It is not clear whether the term "includes" (as used in the implementing Decree 2334/2013) means that the exemption only refers to sales of securities made through a stock exchange market duly authorized by the CNV or whether the implementing Decree 2334/2013 intended to clarify that such sales were just one of the possibilities that may be covered by the exemption (in addition to publicly offered authorized securities, as provided in the Argentine Income Tax Law). Officers of the Federal Tax Authorities have publicly stated that, in their opinion, the exemption exclusively refers to sales of securities made through a stock exchange market duly authorized by the CNV.

              Capital gains obtained by non-Argentine residents from the sale, exchange or other disposition of shares and other securities issued by Argentine companies are subject to capital gains tax. In the aforementioned cases involving non-Argentine resident sellers, gains are subject to Argentine tax at a rate of 15% on the net presumed gain provided by the Argentine Income Tax Law for this type of transaction, which is 90% of the transaction's price, resulting in an effective rate of 13.5% on the sale price. The nonresident seller may opt to be taxed on the net gain resulting from the deduction of the expenses incurred in Argentina necessary for its obtaining, maintenance and conservation, as well as the deductions admitted by the Argentine Income Tax Law (including the cost of acquisition). For that purpose, the nonresident seller has to furnish the purchaser with supporting evidence of the amounts to be deducted from the transaction's price, which may or may not be accepted by the purchaser. AFIP General Resolution N° 4094-E established, among others, the applicable procedure to perform the Income Tax Withholding, as follows: (i) in case such securities are sold to Argentine buyers through an Argentine stock exchange market authorized by the CNV, the broker of the non-Argentine resident seller has to act as withholding agent of the income tax; (ii) in case such securities are sold to Argentine buyers but the sale is not performed through an Argentine stock exchange market authorized by the CNV, the buyer has to act as withholding agent of the income tax; and (iii) when both the seller and the buyer are non-Argentine residents the person liable to pay the tax shall be the buyer of the shares or securities being transferred. However, AFIP General Resolution N° 4095-E suspended the application of AFIP General Resolution N° 4094-E for a period of 180 days from July 19, 2017. As of the date hereof, it is unknown whether General Resolution N° 4094-E will be applied or definitively repealed.

              Following the amendments made by Law No. 26,893, and its implementing Decree 2334/13, the tax treatment applicable to gains obtained by Argentine and non-Argentine residents from the sale of ADSs is open to interpretation and it may not be uniform under the amended Argentine Income Tax Law. Possible variations in the income source's treatment can affect both Argentine and non-Argentine resident holders. Please note that as of the date of this prospectus supplement, there is no administrative or judicial decision qualifying the ambiguity of the law as regards the source of income originated in the sale of ADSs.

              Therefore, holders of our Class B shares or ADS are encouraged to consult a tax advisor as to the particular Argentine income tax consequences derived from holding and disposing of not only our Class B shares but also the ADSs.

Personal assets tax

              Argentine companies, such as us, have to assess and pay the personal assets tax corresponding to their shareholders that are Argentine individuals and non-Argentine resident persons. The tax rate in effect through December 31, 2015 was 0.50%. As of December 31, 2016, the Tax Amnesty Law lowered the rate to 0.25%, which is to be assessed on the proportional net worth value (valor patrimonial proporcional), of the shares as per the Argentine entity's last financial statements prepared under Argentine GAAP. Pursuant to the Personal Assets Tax Law, the Argentine company is entitled to seek reimbursement of such paid tax from the applicable shareholders.

              Pursuant to Law No. 27,260, Argentine companies that have properly fulfilled their tax obligations during the two fiscal year periods prior to the 2016 fiscal year and comply with certain other requirements may qualify for an exemption on personal assets tax for the 2016, 2017 and 2018 fiscal years. The request for this tax exemption had to be filed before March 31, 2017. We have obtained such exemption and do not expect to seek any reimbursement from shareholders on account of payments of personal assets tax. The Government in office has announced its intention to repeal the personal assets tax starting in 2019. As of the the date of this prospectus supplement, however, no draft bill has been submitted to Congress.

Value added tax

              The sale, exchange or other disposition of our Class B shares and ADSs, and the distribution of dividends in connection therewith, are exempted from the value added tax.

Tax on debits and credits on Argentine bank accounts

              Credits to and debits from bank accounts held at Argentine financial institutions, as well as certain cash payments, are subject to this tax, which is assessed at a general rate of 0.6%. There are also increased rates of 1.2% and reduced rates of 0.075% that may apply in certain cases. Owners of bank accounts subject to the general 0.6% rate may consider 34% of the tax paid upon credits to such bank accounts and taxpayers subject to the 1.2% rate may consider 17% of all tax paid upon credits to such bank accounts as a credit against income tax or tax on presumed minimum income. When financial institutions governed by Law No. 21,526 make payments acting in their own name and on their own behalf, the application of this tax is restricted only to certain specific transactions. Such specific transactions include, among others, dividends or profits distributions.

Tax on minimum presumed income

              Entities domiciled in Argentina are subject to this tax at the rate of 1% applicable over the total value of their taxable assets, to the extent it exceeds in the aggregate an amount of Ps.$200,000. Specifically, the law establishes that banks, other financial institutions and insurance companies will be considered to have a taxable base equal to 20% of the value of taxable assets. This tax shall be payable only to the extent the income tax determined for any fiscal year does not equal or exceed the amount owed under the tax on minimum presumed income. In such case, only the difference between the tax on minimum presumed income determined for such fiscal year and the income tax determined for that fiscal year shall be paid. Any tax on minimum presumed income paid will be applied as a credit toward income tax owed in the immediately-following 10 fiscal years. Please note that shares and other equity participations in entities subject to tax on minimum presumed income are exempt from this tax. Pursuant to the Tax Amnesty Law, tax on minimum presumed income was repealed effective as of the fiscal year beginning on January 1, 2019.

Turnover tax

              In addition, gross turnover tax could be applicable to Argentine residents on the transfer of shares and on the payment of dividends to the extent such activity is conducted on a regular basis within an Argentine province or within the City of Buenos Aires. However, under the Tax Code of the City of Buenos Aires, any transactions with shares, as well as the payment of dividends are exempt from gross turnover tax.

              Holders of our Class B shares or ADSs are encouraged to consult a tax advisor as to the particular Argentine gross turnover tax consequences derived from holding and disposing of our Class B shares or ADS.

Stamp taxes

              Stamp tax is a local tax that is levied on public or private instruments that are executed in Argentine provinces or in the City of Buenos Aires or that have effects in said jurisdictions; even if executed abroad.

              Documents subject to stamp tax include, among others, all types of contracts, notarial deeds and promissory notes.

              Stamp tax rates vary according to the jurisdiction and type of agreement involved. In certain jurisdictions, acts or instruments related to the negotiation of shares and other securities duly authorized for its public offering by the CNV are exempt from stamp tax. Each province and the City of Buenos Aires have its own stamp tax legislation. Potential investors in securities should consider the possibility that this tax may be levied in other jurisdictions on the issuance, subscription, placement and transfer of the Class B shares or ADSs.

Other taxes

    Gift and Estate Tax

              There are no Argentine federal inheritance or succession taxes applicable to the gift, ownership, transfer or disposition of our shares. Nevertheless, at a provincial level, the provinces of Buenos Aires and Entre Ríos established a tax on free transmission of assets, including inheritance, legacies, donations, etc. Therefore, the free transmission of our shares could be subject to this tax. Holders of the Class B shares or ADSs are encouraged to consult a tax advisor as to the particular tax consequences arising in the involved jurisdictions.

Court Tax

              In the case of litigation regarding the shares before a court of the City of Buenos Aires, a 3% court fee would be charged, calculated on the basis of the claim.

Tax treaties

              Argentina has signed tax treaties for the avoidance of double taxation with several countries, although there is currently no tax treaty or convention in effect between Argentina and the United States.

              THE ABOVE OPINION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP OR DISPOSITION OF CLASS B SHARES OR ADSs. HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING IN EACH PARTICULAR CASE.

              United States Federal Income Tax Considerations

              This summary describes certain U.S. federal income tax consequences for a U.S. holder (as defined below) of acquiring, owning and disposing of the Class B shares and ADSs (and to the extent provided under "Information Reporting and Backup Withholding" and "FATCA" below, investors other than U.S. holders). The discussion does not apply to certain classes of holders, such as, dealers in securities or currencies, traders that elect mark-to-market accounting for securities holdings, banks, financial institutions, insurance companies, tax-exempt organizations, entities treated as partnerships for U.S. federal income tax purposes (or a partner therein), persons who are liable for the alternative minimum tax, persons that own or are deemed to own 10% or more of our voting stock, persons holding the Class B shares or ADSs as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, or persons that have a functional currency other than the U.S. dollar, all of which may be subject to rules that differ significantly from those described below. This discussion assumes that the Class B shares and ADSs are held as "capital assets" for U.S. federal income tax purposes.

              This summary is based on the provisions of the Internal Revenue Code of 1986, as amended ("the Code"), Treasury regulations, administrative rulings and judicial authority, all as in effect as of this date. All of these laws and authorities are subject to change, possibly on a retroactive basis. Prospective investors should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of the Class B shares and ADSs in light of their particular circumstances.

              For purposes of this summary, you are a U.S. holder if you are a beneficial owner of Class B shares or ADSs and you are, for U.S. federal income tax purposes, a citizen or resident of the United States, a U.S. domestic corporation or otherwise subject to U.S. federal income tax on a net income basis with respect to income from the Class B shares and ADSs.

              In general, a beneficial owner of ADSs will be treated as the beneficial owner of the Class B shares represented by those ADSs for U.S. federal income tax purposes, and no gain or loss will be recognized if a beneficial owner of ADSs exchanges an ADS for the Class B shares represented by that ADS.

Dividends

              Subject to the discussion below concerning passive foreign investment company status, the gross amount of distributions paid with respect to the Class B shares or ADSs (including the amount of any Argentine taxes withheld) will be treated as dividends to the extent paid out of the Company's current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to a U.S. holder as dividends. The dividends will be treated as foreign-source income and will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends paid in Pesos on the Class B shares will be included in a U.S. holder's income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of a U.S. holder's receipt, or in the case of ADSs, the Depositary's receipt of the dividend, regardless of whether the payment is in fact converted into U.S. dollars. If such a dividend is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If such a dividend is not converted into U.S. dollars on the date of receipt, a U.S. holder generally will have a basis in the non-U.S. currency equal to its U.S. dollar value on that date. A U.S. holder generally will be required to recognize foreign currency gain or loss realized on a subsequent conversion or other disposition of such currency, which will be treated as U.S.-source ordinary income or loss.

              Dividends received by certain non-corporate U.S. holders will generally be subject to taxation at reduced rates if the dividends are "qualified dividends." Subject to applicable limitations, dividends paid on the ADSs will be treated as qualified dividends if (i) the ADSs are readily tradable on an established securities market in the United States and (ii) the issuer was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company ("PFIC"). The ADSs are listed on the NYSE and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on our audited financial statements and current expectations regarding our income, assets, activities and relevant market data, the Company believes that it was not treated as a PFIC for U.S. federal income tax purposes with respect to its 2016 taxable year and does not anticipate becoming a PFIC for its 2017 taxable year or the foreseeable future, and the remainder of this discussion assumes that the Company will be so treated. However, because the rules for determining whether a company is a PFIC are not entirely clear when applied to foreign banks and because the composition of the Company's income and assets will vary over time, there can be no assurance that the Company will not be a PFIC for any taxable year. If the Company were a PFIC for any taxable year, a U.S. holder's tax consequences in owning, receiving distributions in respect of and disposing of the Class B shares or ADSs could be materially and adversely affected. Prospective investors should consult their own tax advisors concerning the potential application of the PFIC rules, including any filing requirements if the Company were treated as a PFIC.

              Based on existing guidance, it is not entirely clear whether dividends received with respect to Class B shares will be treated as qualified dividends, because the Class B shares are not themselves listed on a U.S. exchange. U.S. holders of Class B shares should consult their own tax advisors regarding the availability of the reduced dividend tax rate in the light of their own particular circumstances.

              Dividends received by U.S. holders will generally constitute foreign source and "passive category" income for U.S. foreign tax credit purposes. Subject to limitations under U.S. federal income tax law concerning credits or deductions for foreign taxes, any Argentine taxes withheld from cash dividends on the Class B shares or ADSs will be treated as a foreign income tax eligible for credit against a U.S. holder's U.S. federal income tax liability (or at a U.S. holder's election, may be deducted in computing taxable income if the U.S. holder has elected to deduct all foreign income taxes for the taxable year). However, the Argentine personal assets tax (as defined in "—Material Argentine Tax Considerations") will not be a foreign income tax eligible for credit against a U.S. holder's U.S. federal income tax liability. The rules with respect to foreign tax credits are complex and U.S. holders are urged to consult their independent tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

              Upon a sale or other disposition of the Class B shares or ADSs, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized on the disposition and the U.S. holder's tax basis, determined in U.S. dollars, in the Class B shares or ADSs. Generally, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the Class B shares or ADSs were held for more than one year. A U.S. holder's ability to offset capital losses against ordinary income is limited. Long-term capital gain recognized by an individual U.S. holder may be taxable at a preferential rate. If an Argentine tax is withheld on the sale or other disposition of the Class B shares or ADSs, a U.S. holder's amount realized will include the gross amount of the proceeds of the sale or other disposition before deduction of the Argentine tax. See "—Material Argentine Tax Considerations—Capital gains" for a description of when a disposition may be subject to taxation by Argentina.

              This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. U.S. holders should consult their tax advisors as to whether the Argentine tax on gains may be creditable against the U.S. holder's U.S. federal income tax on foreign-source income from other sources.

Foreign Financial Asset Reporting

              Certain U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Class B shares and ADSs) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Class B shares and ADSs, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

              Dividends paid on and proceeds from the sale or other disposition of the Class B shares or ADSs that are made within the United States or through certain U.S.-related financial intermediaries generally will be subject to information reporting unless the U.S. holder is treated as an exempt recipient and may also be subject to backup withholding unless the U.S. holder (i) provides a correct taxpayer identification number and certifies that it is not subject to backup withholding or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be allowed as a refund or credit against the holder's U.S. federal income tax liability, provided the holder timely furnishes the required information to the Internal Revenue Service ("IRS").

              A holder that is a foreign corporation or a non-resident alien individual may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

FATCA

              The Company has entered into an agreement with the IRS, effective April 24, 2014, pursuant to which the Company has agreed to comply with certain due diligence, information reporting and withholding obligations pursuant to sections 1471 through 1474 of the Code, and the regulations promulgated thereunder (often referred to as the "Foreign Account Tax Compliance Act" or "FATCA"). Therefore, an investor considered to have a "U.S. account" maintained by the Company may be required to provide certain information regarding such investor (or relevant beneficial owner of the Class B shares or ADSs), including information and tax documentation regarding the identity of such investor as well as that of its direct and indirect owners, and the Company may be required to report this information to the IRS. However, the Company's equity is not a U.S. account. Stock or other equity or debt instruments issued by a financial institution is not treated as a U.S. account if such stock or other instrument is regularly traded on an established securities market. The Company expects that the Class B shares and ADSs will be so treated. Further, a U.S. account does not include an equity instrument in a financial institution, such as the Company, that is not an investment entity.

              In addition, it is possible that under future guidance, payments on the Class B shares and ADSs may be subject to a withholding tax of up to 30% under rules applicable to foreign "passthru payments." Regulations implementing this rule have not yet been adopted or proposed and the IRS has indicated that any such regulations would not be effective prior to January 1, 2019 (or, if later, the date on which final regulations on this issue are published).

              FATCA is particularly complex and its application to Argentine financial institutions is uncertain at this time. Although we have registered with the IRS and believe that we are compliant with obligations imposed on us under FATCA, it is unclear to what extent we may be able to comply with FATCA in the future. Each holder of Class B shares or ADSs should consult its own tax advisor to obtain a more detailed explanation of FATCA and to learn how FATCA might affect each holder in its particular circumstances.

UNDERWRITING (CONFLICT OF INTEREST)

              Under the terms and subject to the conditions contained in an international underwriting agreement dated                        , 2017, we and the selling shareholder have agreed to sell to the international underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives, the respective numbers of Class B shares described below in the form of Class B shares or ADSs, as the representatives may request. The offering of Class B shares in the Argentine offering shall be carried out by the Argentine placement agents according to an Argentine placement agency agreement among us, the selling shareholder and the Argentine placement agents.

International Underwriter	Number of Class B shares	Number of ADSs representing Class B shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Itau BBA USA Securities, Inc.
J.P. Morgan Securities LLC
Total

              Subject to the conditions contained in the international underwriting agreement, the international underwriters are obligated to purchase all the Class B shares in the international offering if any are purchased, other than those Class B shares covered by the option to purchase additional shares described below. The international underwriting agreement also provides that if an international underwriter defaults, the purchase commitments of non-defaulting international underwriters may be increased up to 10% or the offering may be terminated.

              We and the selling shareholder have entered into an Argentine placement agency agreement with AR Partners S.A. and Banco Supervielle S.A., the Argentine placement agents, providing for the concurrent offering of                        Class B shares in Argentina. Pursuant to the terms of such placement agency agreement, the Argentine placement agents shall carry out its best efforts to offer the Class B shares in Argentina, but has not undertaken any underwriting commitments in connection with the Argentine offering. The international and Argentine offerings are conditioned on the closing of each other.

              All sales of ADSs in the United States will be made by the international underwriters, either directly or through their U.S. broker dealer affiliates or such other registered dealers as may be designated by the international underwriters.

              Under Argentine law, our existing shareholders are entitled to preemptive and accretion rights to subscribe to our capital increase underlying the global offering. As a result, simultaneously with this global offering, we expect to commence on September 1, 2017, a preemptive and accretion rights offering in Argentina to our shareholders of record as of August 31, 2017, who will have the opportunity to subscribe for up to 70,000,000 Class B shares at the price of the Class B shares offered and sold in the Argentine offering. The subscription period in respect of the rights offering will expire immediately prior to the announcement of the public offering price and the allocation of the Class B shares and ADSs in the global offering. In order to facilitate the execution of the global offering, our controlling shareholder, who owns 29.02% of our total outstanding Class B shares (and 100% of our multiple voting Class A shares, collectively representing 53.25% of our capital stock), has agreed to assign to Banco Supervielle S.A., as subscription agent, such shareholder's preemptive and accretion rights in respect of the Class B shares to be issued pursuant to the Argentine offering. The rights offering will not be available to existing holders of ADSs. Subject to the provisions of the deposit agreement, the Depositary, will seek to sell the rights it receives with respect to Class B shares underlying ADSs and distribute the proceeds, if any, after deducting the depositary's fees and expenses and any applicable taxes, pro rata to the holders of ADSs as of a record date to be determined by the Depositary. See "Summary—The Offering—Rights Offering in Argentina."

              We have granted to the international underwriters a 30-day option following the date of this prospectus supplement to purchase from us up to 15,450,000 additional Class B shares (which at the option of the international underwriters may be represented by ADSs) at the public offering price paid by investors less applicable underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of ADSs. If the international underwriters exercise this option, each international underwriter will be obligated, subject to specified conditions, to purchase a number of additional Class B shares (which at the option of the international underwriters may be represented by ADSs) proportionate to that international underwriter's initial purchase commitment as indicated in the table above.

              The international underwriters propose to offer the ADSs initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of US$            per share. After the public offering the representatives may change the public offering price and concession.

              The following table summarizes the compensation and expenses we and the selling shareholder will pay:

	Per Class B Share		Per ADS		Total
	Without Option Shares	With Option Shares	Without Option Shares	With Option Shares	Without Option Shares	With Option Shares
Underwriting Discounts and Commissions paid by us	US$	US$	US$	US$	US$	US$
Expenses payable by us	US$	US$	US$	US$	US$	US$
Underwriting Discounts and Commissions payable by the selling shareholder	US$	US$	US$	US$	US$	US$
Expenses payable by the selling shareholder	US$	US$	US$	US$	US$	US$

              The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately US$            . The estimated offering expenses payable by the selling shareholder, exclusive of the underwriting discounts and commissions, are approximately US$            . We and the selling shareholder have agreed to reimburse the international underwriters up to US$            and US$            , respectively for certain expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, and for certain other expenses.

              The representatives have informed us that the international underwriters do not expect sales to accounts over which the international underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

              We have agreed that we will not offer, sell, issue, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of our common stock or the ADSs, either in the form of shares or in the form of or securities convertible into or exchangeable or exercisable for any shares of our common stock or the ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement, except (i) sales in the international offering and Argentine offering described herein, (ii) issuances pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (iii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and (iv) issuances pursuant to the exercise of such options or pursuant to our dividend reinvestment plan. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC, in their sole discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

              The selling shareholder, our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or the ADSs, or securities convertible into or exchangeable or exercisable for any shares of our common stock or the ADSs, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or the ADSs, whether any of these transactions are to be settled by delivery of our common stock or the ADSs, or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement, except for (i) sales in the international offering and the Argentine offering described herein, (ii) dispositions of shares acquired in the open market provided no public announcement or public disclosure of such disposition is made or required to be made and (iii) transfers to a family member or a trust provided the transferee agrees to be bound in writing by the terms of the "lock-up" agreement and no public announcement or public disclosure of such transfer is made or required to be made. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Itau BBA USA Securities, Inc. and J.P. Morgan Securities LLC, in their sole discretion, may release the shares of common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

              We and the selling shareholder have agreed to indemnify the international underwriters against liabilities under the Securities Act, or contribute to payments that the international underwriters may be required to make in that respect.

              The ADSs are listed on the NYSE under the symbol "SUPV." Our Class B shares are listed on the BYMA and the MAE under the symbol "SUPV."

              In connection with the international offering, the international underwriters may engage in stabilizing transactions, option share transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act ("Regulation M").

              Stabilizing transactions permit bids to purchase ADSs, so long as the stabilizing bids do not exceed a specified maximum. Over-allotment involves sales by the international underwriters of Class B shares (which at the option of the international underwriters may be represented by ADSs), in excess of the number of Class B shares (which at the option of the international underwriters may be represented by ADSs) the international underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the international underwriters is not greater than the number of shares that they may purchase pursuant to the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The international underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. Syndicate covering transactions involve purchases of the ADSs, in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the international underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional shares. If the international underwriters sell more ADSs than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying ADSs in the open market.

              A naked short position is more likely to be created if the international underwriters are concerned that there could be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

              In connection with the Argentine offering, the Argentine placement agents may engage in stabilizing transactions, in accordance with the CNV Regulations and other applicable regulations, including, to the extent applicable, Regulation M.

              These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class B shares and the ADSs, or preventing or slowing a decline in the market price of each. As a result, the price of Class B shares and the ADSs, may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or the Buenos Aires Stock Exchange and, if commenced, may be discontinued at any time.

              The international underwriters and their affiliates may enter into derivative transactions with clients, at their request, in connection with our Class B shares or the ADSs. The international underwriters and their affiliates may also purchase some of our Class B shares or the ADSs to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.

              The Argentine placement agents, the international underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the international underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

              The Argentine placement agents, the international underwriters and their respective affiliates have provided, currently provide or may provide in the future various investment banking, commercial banking, financial advisory or similar services to us on a regular basis, and maintain normal business relationships with us and the selling shareholder in their capacity as credit institutions or as lenders under credit facilities, for which they have received and may continue to receive customary fees and commissions. All investment, consulting and financial transactions with the Argentine placement agents, the international underwriters agents and their respective affiliates are conducted on an arm's length basis.

              A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the international underwriters, or selling group members, if any, participating in this offering and one or more of the international underwriters participating in this offering may distribute prospectus supplements electronically. The information on any such website is not a part of this prospectus supplement. The representatives may agree to allocate a number of ADSs to international underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the international underwriters and selling group members that will make internet distributions on the same basis as other allocations.

              Addresses of International Underwriters

              The addresses of the international underwriters are as follows:

    Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
    One Bryant Park
    New York, New York 10036

    Itau BBA USA Securities, Inc.
    767 Fifth Avenue
    New York, New York 10153

    J.P. Morgan Securities LLC
    383 Madison Avenue
    New York, New York 10179

Conflict of Interest

              Because an affiliate of Itau BBA USA Securities, Inc., one of the Joint Book-runners for this offering, will receive more than 5% of the proceeds of this offering as repayment for an outstanding loan, not including underwriting compensation, this offering is being conducted in compliance with FINRA Rule 5121. Itau BBA USA Securities, Inc. will not sell the offered securities to an account over which it or its subsidiaries have investment discretion unless it or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

Selling Restrictions

Argentina

              The Argentine public offering of the Class B shares has been authorized by the CNV pursuant to Resolution No.18,856 dated July 18, 2017.

              The Class B shares may be offered directly to the public in Argentina only through the Argentine placement agents, which are authorized under the laws and regulations of Argentina to offer or sell securities to the public in Argentina. The offering of the Class B shares in Argentina will be made by a substantially similar prospectus supplement in Spanish and in accordance with CNV regulations.

              We, our directors, the selling shareholder (severally with respect to shares owned by each of them) and certain members of our senior management have agreed with the international underwriters, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of or hedge our shares of capital stock or ADSs or securities convertible into or exercisable or exchangeable for shares of capital stock or ADSs during the 90-day period following the date of this prospectus supplement without the prior written consent of the international underwriters. See "Underwriting."

Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil

              The offer and sale of our Class B shares will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, and under CVM Rule (Instrução) No. 400, of December 29, 2003, as amended. The offer and sale of our Class B shares has not been and will not be registered with the Comissão de Valores Mobiliários in Brazil. Any representation to the contrary is untruthful and unlawful. Any public offering or distribution, as defined under Brazilian laws and regulations, in Brazil is not legal without such prior registration. Documents relating to the offering of our Class B shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of common stock is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of our common stock to the public in Brazil.

              Any offer of our common stock is addressed to the addressee personally, upon such addressee's request and for its sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without the underwriters' prior, express and written consent.

Canada

              The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Chile

              The Class B shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the Class B shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the Class B shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not "addressed to the public at large or to a certain sector or specific group of the public").

Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area

              In relation to each member state of the European Economic Area (each "Member State"), no offer of Class B shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

              provided that no such offer of Class B shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person located in a Member State to whom any offer of Class B shares is made or who receives any communication in respect of an offer of Class B shares, or who initially acquires any Class B shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any Class B shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the Class B shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where Class B shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Class B shares to it is not treated under the Prospectus Directive as having been made to such persons.

              The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

              This prospectus supplement has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

              For the purposes of this provision, the expression an "offer of Class B shares to the public" in relation to any Class B shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B shares to be offered so as to enable an investor to decide to purchase or subscribe for the Class B shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

              The above selling restriction is in addition to any other selling restrictions set out below.

France

              Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  (i)
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  (ii)
  used in connection with any offer for subscription or sale of the shares to the public in France.

              Such offers, sales and distributions will be made in France only:

  (i)
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  (ii)
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  (iii)
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

              The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

              This document has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin) nor any other German authority has been notified of the intention to distribute our Class B shares in Germany. Consequently, our Class B shares may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this document and any other document relating to the offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of our Class B shares to the public in Germany or any other means of public marketing. Our Class B shares are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act, Section 8f paragraph 2 no. 4 of the German Sales Prospectus Act, and in Section 2 paragraph 11 sentence 2 no. 1 of the German Investment Act. This document is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

              The offering does not constitute an offer to sell or the solicitation or an offer to buy our Class B shares in any circumstances in which such offer or solicitation is unlawful.

Hong Kong

              The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Italy

              The offering of the Class B shares has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the Class B shares may not be offered or sold, and copies of this offering document or any other document relating to the shares may not be distributed in Italy except to Qualified Investors, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers' Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers' Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers' Regulation, and provided, however, that any such offer or sale of the shares or distribution of copies of this offering document or any other document relating to the Class B shares in Italy must (i) be made in accordance with all applicable Italian laws and regulations; (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the shares; and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Mexico

              The Class B shares have not been registered with the National Securities' Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores or CNBV), and may not be offered or sold publicly in Mexico.

              This document is not intended to be publicly distributed to an undetermined person through mass media, nor to serve as an application for the registration of the securities in Mexico, nor as a prospectus for their public offering in said jurisdiction.

              This document is addressed to you under a private offering exception contained in article 8 of the Securities Market Law (Ley del Mercado de Valores or LMV), for which you must comply with any of the following requirements:

  (i)
  you are either an institutional or qualified investor for purposes of Mexican law;

  (ii)
  you are a member of a group of less than 100 individually identified people to whom the Class B shares are being offered directly and personally; or

  (iii)
  you are an employee of the issuer and a beneficiary of an employees' benefit plan of said issuer.

              The LMV and CNBV regulations (along with other laws applicable in Mexico) define institutional investors as Mexican and foreign banks, broker dealers, insurance and bond companies, bonded warehouses, financial leasing companies, factoring companies and investment funds, private pension and annuities funds and foreign pension and investment funds. Such regulations also define qualified investors as individuals and corporations which maintain during the previous year investments in securities for an amount equal or similar to 1.5 million Mexican Unidades de Inversión or "UDIS" (approximately US$330,000) or that have obtained during the previous two years a gross income of at least 500,000 UDIS (approximately US$110,000) per year.

Netherlands

              The Class B shares may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus supplement may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class B shares may not be circulated or distributed, nor may the Class B shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the Class B shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

                  (a)   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

                  (b)   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class B shares pursuant to an offer made under Section 275 of the SFA except:

                  (a)   to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

                  (b)   where no consideration is or will be given for the transfer;

                  (c)   where the transfer is by operation of law;

                  (d)   as specified in Section 276(7) of the SFA; or

              as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Spain

              This offer of Class B shares of Grupo Supervielle has not been and will not be registered with the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores or CNMV) and, therefore, no Class B shares of Grupo Supervielle may be offered, sold or distributed in any manner, nor may any resale of the Class B be carried out in Spain except in circumstances which do not constitute a public offer of securities in Spain or are exempted from the obligation to publish a prospectus, as set forth in Spanish Securities Market Act (Ley 24/1988, de 28 de julio, del Mercado de Valores) and Royal Decree 1310/2005, of 4 November, and other applicable regulations, as amended from time to time, or otherwise without complying with all legal and regulatory requirements in relation thereto. Neither this prospectus supplement nor any offering or advertising materials relating to the Class B shares of Grupo Supervielle have been or will be registered with the CNMV and therefore they are not intended for the public offer of the Class B shares of Grupo Supervielle in Spain.

Switzerland

              The Class B shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX"), or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class B shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, or the Class B shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class B shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of Class B shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class B shares.

United Kingdom

              In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

EXPERTS

              The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

              Certain matters of U.S. law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. The validity of the Class B shares and other matters governed by Argentine law will be passed upon for us by Errecondo, González & Funes. The international underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York, regarding certain matters of U.S. law and Bruchou, Fernández Madero & Lombardi, Buenos Aires, Argentina on matters governed by Argentine law.

ENFORCEABILITY OF CIVIL LIABILITIES

              We are incorporated under the laws of Argentina. Substantially all of our assets and the assets of our subsidiaries are located outside the United States. All of our directors and all our officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons.

              Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Articles 517 through 519 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) are met, such as (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

              We have been advised by our Argentine counsel Errecondo, González & Funes, that judgments of United States courts for civil liabilities based upon the federal securities laws of the United States may be, subject to the requirements described above, enforced in Argentina. A judgment against us obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus supplement and the accompanying prospectus.

              This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with or furnished to the SEC:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the SEC on May 1, 2017 (SEC File No. 001-37777);

  •
  our report on Form 6-K furnished to the SEC on August 24, 2017 (SEC File No. 001-37777), containing our unaudited consolidated interim financial statements as of June 30, 2017 and for the six-month periods ended June 30, 2017 and 2016;

  •
  our report on Form 6-K furnished to the SEC on August 25, 2017 (SEC File No. 001-37777), containing a discussion of our results of operation as of and for the six-month periods ended June 30, 2017 and 2016 and recent developments;

  •
  any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement and prior to the termination of the offering of securities offered by this prospectus supplement that are identified in such reports as being incorporated by reference in our registration statement on Form F-3.

              You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus supplement, at no cost, by writing or telephoning us at Grupo Supervielle S.A., Bartolomé Mitre 434, 5th floor, the City of Buenos Aires, Argentina, Attention: Ana Bartesaghi, +54 11 4340 3013.

              For a discussion of the most significant differences between Argentine Banking GAAP and U.S. GAAP as they relate to our financial statements, please see note 35 to our annual consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2016 and incorporated by reference in this prospectus supplement.

PROSPECTUS

Grupo Supervielle S.A.

Up to an aggregate price of US$639,935,000 Class B Shares
(which may be represented by American depositary shares), Preferred Stock, Debt Securities,
Warrants, Rights and Units offered by Grupo Supervielle S.A.
and

Up to 45,000,000 Class B Shares (which may be represented by American depositary shares)
offered by the Selling Shareholder

        We may from time to time offer and sell our Class B shares of common stock, par value Ps.1.00 per share and one vote per share, which may be represented by American depositary shares ("ADSs"), shares of our preferred stock, par value Ps.1.00 per share, debt securities, warrants, rights to purchase any of our Class B shares or any of the other securities offered pursuant to this registration statement or units, separately or together in any combination, in one or more offerings up to an aggregate price of US$639,935,000. The selling shareholder may offer up to 45,000,000 Class B shares, which may be represented by ADSs.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our securities. The prospectus supplement will contain more specific information about the offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

        Our Class B shares are listed on Bolsas y Mercados Argentinos S.A. (the "BYMA") and the Mercado Abierto Electrónico S.A. ("MAE"), under the symbol "SUPV." ADSs representing our Class B shares are listed on the New York Stock Exchange under the symbol "SUPV." On July 17, 2017, the last reported sale price of our Class B shares was Ps.59.80 per share and the last reported sale price of ADSs was US$17.80 per ADS.

        Investing in these securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 21, 2017.

Prospectus

        We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus in one or more offerings and the selling shareholder may sell up to 45,000,000 Class B shares in one or more offerings.

        This prospectus only provides you with a general description of the securities that may be offered. Each time we or the selling shareholder sell securities using this shelf registration, we will provide a supplement or supplements to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference," before deciding to invest in any of the securities being offered.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms "we," "us," and "our," to refer to Grupo Supervielle S.A. and its consolidated subsidiaries, including Banco Supervielle S.A. The terms "U.S. dollar" and "U.S. dollars" and the symbol "US$" refer to the legal currency of the United States. The terms "Peso" and "Pesos" and the symbol "Ps." refer to the legal currency of Argentina. The term "SMEs" refers to companies with annual sales over Ps.40.0 million and below Ps.200.0 million. The term "Middle-Market Companies" refers to companies with annual sales over Ps.200.0 million and below Ps.1.0 billion. The term "Large Corporates" refers to companies with annual sales over Ps.1.0 billion.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains estimates and forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future courses of action, events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward-looking statements, including, among others:

  •
  changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

  •
  changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including expected or unexpected turbulence or volatility in domestic and international financial markets;

  •
  changes in regional, national and international business and economic conditions, including inflation;

  •
  changes in interest rates and the cost of deposits, which may, among other things, affect margins;

  •
  unanticipated increases in financing or other costs or the inability to obtain additional debt or equity financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

  •
  changes in government regulation, including tax and banking regulations;

  •
  adverse legal or regulatory disputes or proceedings;

  •
  the interpretation by judicial courts of the new Argentine Civil and Commercial Code;

  •
  credit and other risks of lending, such as increases in defaults by borrowers;

  •
  fluctuations and declines in the value of Argentine public debt;

  •
  increased competition in the banking, financial services, credit card services, asset management and related industries;

  •
  a loss of market share by any of our main businesses;

  •
  increase in the allowances for loan losses;

  •
  technological changes or an inability to implement new technologies, changes in consumer spending and saving habits;

  •
  ability to implement our business strategy;

  •
  fluctuations in the exchange rate of the Peso; and

  •
  other factors discussed under "Item 3.D Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2016 (the "2016 Form 20-F").

        The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "forecast" and similar words are intended to identify forward-looking statements. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements speak only as of the date they were made, and we do not undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors, except as required by applicable law. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus might not occur and do not constitute guarantees of future performance. Because of these uncertainties, you should not make any investment decisions based on these estimates and forward-looking statements.

 GRUPO SUPERVIELLE S.A.

        As of the date of this prospectus, we own the fourth largest Argentine private domestically-owned bank in terms of assets. We maintain a strong geographic presence in the City of Buenos Aires and the Greater Buenos Aires metropolitan area, which is Argentina's most commercially significant and highly populated area, and we are leaders in terms of our banking network in some of Argentina's most dynamic regions, including Mendoza and San Luis. Banco Supervielle S.A. and its consolidated subsidiaries (the "Bank"), which consolidated with Cordial Compañía Financiera S.A. ("CCF"), is our main asset and has a history of strong growth.

        We offer diverse financial products and services that are specifically tailored to cover the different needs of our customers through a multi-brand and multi-channel platform. We have developed a multi-brand business model to differentiate the financial products and services we offer to a wide spectrum of individuals, small businesses, SMEs, Middle-Market Companies and Large Corporates in Argentina. Our current infrastructure supports our multi-channel distribution strategy with a strategic national footprint of access points including bank branches, banking payment and collection centers, CCF points of sale located in Walmart supermarkets, consumer financing branches, ATMs and self-service terminals.

        Building on our banking sector expertise, we identify cross-selling opportunities and offer targeted products to our customers at each point of contact, including by acting as the exclusive on-site provider of financial services to customers at a majority of Walmart Argentina supermarkets.

        We have developed a segmentation strategy of our customer base to target the specific needs of each category of customers. Our business model has allowed us to deliver sustained levels of growth and profitability, that have accelerated since our IPO and capital raise executed in May 2016.

        Our technology-based sales model enhances our ability to offer customers efficient, high quality service. The Bank has made significant investments in its ATMs and self-service terminal network, more than doubling the network from 2010 to 2016. We were the first bank in Argentina to use biometrics technology as part of our distribution channels. We also have technology scoring systems that allow for an efficient credit-related decision-making process.

        We are an Argentine corporation headquartered in the City of Buenos Aires, Argentina. Our principal executive offices are located at Bartolomé Mitre 434, 5th floor, Buenos Aires, Argentina and our telephone number is +54-11-4340-3013. Our website is http://www.gruposupervielle.com. Information on, or accessible through, this website is not a part of, is not incorporated by reference into, and should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS

        We have set forth risk factors in our 2016 Form 20-F, which is incorporated by reference in this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated in this prospectus by reference, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.

        If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects. See the sections entitled "Where You Can Find More Information" and "Information of Certain Documents by Reference," in this prospectus.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

        Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of our Class B shares by the selling shareholder.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends, "earnings" consists of income before income taxes, non-controlling interests and fixed charges. "Fixed charges" consists of interest, either including or excluding interest on deposits as indicated, and the estimated portion of rental expense attributable to interest.

Year Ended December 31,
Three months ended March 31, 2017
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	4.21 x	6.62 x	7.24 x	6.95 x	6.58 x	6.62 x
Including interest on deposits	1.53 x	1.46 x	1.34 x	1.29 x	1.44 x	1.61 x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.21 x	6.62 x	7.11 x	6.82 x	6.42 x	6.43 x
Including interest on deposits	1.53 x	1.46 x	1.33 x	1.28 x	1.43 x	1.60 x

DESCRIPTION OF CAPITAL STOCK

  General

        We were incorporated in the City of Buenos Aires in 1979 under the name Inversiones y Participaciones S.A., acquiring the name Grupo Supervielle S.A. in November 2008. Our bylaws have been amended several times and were last amended at the ordinary and extraordinary shareholders' meeting held on April 27, 2017. As of the date of this prospectus, such amendment is still pending approval by the Argentine Comisión Nacional de Valores, or the Argentine securities regulator (the "CNV") and registration before the Inspección General de Justicia (Superintendency of Legal Entities, or the "IGJ").

  Corporate Purpose

        Our bylaws set forth in Article 4 that our corporate purpose is to carry out financial activities, within or outside of Argentina, either on our own account, or on account of a third-party or associated with a third-party, by providing capital, in cash or otherwise, to other existing or newly created companies, assuming their control or not (with the limitations set forth in Section 30 and related sections of the Argentine Corporate Law), or to individuals, as well as stock trading, shares, debentures and all types of securities, the issuance of guarantees, constitution or transfer of secured loans, whether real or not, excluding transactions provided under the Financial Institutions and any other law that requires public bidding. We may exercise mandates, representations, agencies and commissions for all transactions related to financial activity and manage assets and businesses of corporations, persons or entities located in Argentina or abroad. To that extent, and according to our bylaws, we have full legal capacity to acquire rights, incur obligations and exercise any kind of acts not prohibited by law or by our bylaws.

        The following summary of the terms of our capital stock, our certificate of incorporation and our bylaws, as amended and restated, and any references to Argentine law are subject to, and qualified in their entirety by, reference to our amended and restated certificate of incorporation and amended and restated bylaws, each incorporated by reference in the registration statement of which this prospectus is a part.

  Authorized Capitalization

        Our authorized capital stock consists of shares of (1) 126,738,188 Class A shares, par value Ps.1.00 per share, all of which were issued and outstanding and (2) 411,821,459 Class B shares, par value Ps.1.00 per share, of which 244,534,137 shares were issued and outstanding; and 537,322 shares were authorized by the ordinary and extraordinary shareholders' meeting held on April 27, 2017 but have not yet been issued, and 166,750,000 were authorized by the ordinary and extraordinary shareholders' meeting held on July 7, 2017 but have not yet been issued or authorized by the CNV.

  Rights, Preferences and Restrictions of Each Class of Common Shares

        Our Class A shares are entitled to five votes each and our Class B shares are entitled to one vote each during shareholders' meetings, as established in subsection (a) of Article Six of our bylaws.

        However, Class A shares are entitled to only one vote with regard to certain issues detailed in the last paragraph of Article 244 of the Argentine Corporate Law, such as: (i) change of our corporate structure; (ii) our early dissolution; (iii) our relocation abroad; (iv) a fundamental change in our corporate purpose; or (v) total or partial recapitalization of our statutory capital after a loss. The provisions set forth in Article 244 of the Argentine Corporate Law will not apply to the surviving entity in a merger or a split-up. Also, under Article 284 of the Argentine Corporate Law, Class A shares are entitled to only one vote in the election of syndics.

        Upon request from a shareholder of Class A shares, our Board of Directors must convert all or part of such shareholder's Class A shares into Class B shares at an exchange rate of one Class B share per one Class A share. Before making the exchange, the Board will verify that there are no restrictions that prohibit or limit the exchange (subsection b) of Article Six of the bylaws.

        A two thirds vote by our Class A shares is required, regardless of the percentage of capital they represent, in order for us to duly resolve a merger with another company, our voluntary dissolution, our relocation abroad, and the fundamental change in our corporate purpose (subsection d) of Article Six of the bylaws.

        Any person who directly or indirectly acquires through any means or title Class B shares, or any of our stock convertible into Class B shares, in an amount which gives that person control over more than 3% of all Class B shares, must inform us of this within five days (5) of completing the acquisition which causes them to exceed this 3% threshold (subsection e) of Article Six of our bylaws.

        The provisions of subsection (f) of Article Six of our bylaws authorize the total or partial redemption of fully paid-in shares, which must be made on the terms provided in Article 223 of the Argentine Corporate Law (including the condition that the shareholders' meeting set a fair price with respect to the shares to be redeemed) and such other terms as may be determined by our Board of Directors. This partial or total redemption must be approved by the affirmative vote of the absolute majority of the present votes at an extraordinary shareholders' meeting.

  Preferred Stock

        Our preferred shares may only be issued with the prior approval by a shareholders' general meeting.

        The Argentine Corporate Law and our bylaws permit our shareholders to issue preferred shares and determine their rights during a general shareholders' meeting. These preferred shares may be entitled to accumulated and non-accumulated fixed dividends, with or without additional participation.

        Holders of preferred shares may also have other privileges, such as in the event of liquidation. Holders of preferred shares may also have a right to vote. Additionally, if holders of preferred shares are not paid dividends they shall be entitled to vote. They shall also have a right to vote with respect to special issues, such as a change in our corporate structure, a merger into another company (where we are not the surviving company and the surviving company does not trade on an exchange), early liquidation, our relocation abroad, total or partial recapitalization of our statutory capital after a loss and a fundamental change in our corporate purpose as it is described in our bylaws.

        On December 27, 2012, our extraordinary shareholders' meeting approved the conversion of 1,600,000 Class B shares into preferred shares that were not entitled to voting rights except for (i) matters included in the fourth paragraph of Article 244 of the Argentine Corporate Law; and (ii) in any situation in which the preferred shareholders were delayed in receiving the benefits to which they were entitled. On October 7, 2015, our extraordinary shareholders' meeting approved the issuance of an additional 1,600,000 preferred shares. On January 14, 2016, Pilar Isabel Estella Supervielle converted her 3,200,000 preferred shares into Class B shares of common stock. As of the date of this prospectus, no preferred shares are outstanding. Pilar Isabel Estella Supervielle, received dividends in respect of the preferred shares for the fiscal year ended December 31, 2015 of Ps.5,962,000, pursuant to a resolution of our ordinary and extraordinary shareholders' meeting held on April 19, 2016.

        When we offer to sell a particular series of preferred share, we will describe the specific terms of the securities in a supplement to this prospectus, including, without limitation:

  •
  the specific designation and number of shares to be issued;

  •
  the stated value per share of such preferred share;

  •
  the initial public offering price at which shares of such series of preferred shares will be sold;

  •
  the annual rate of dividends on such preferred shares during the initial dividend period with respect thereto and the date on which such initial dividend period will end;

  •
  the dividend rate or rates (or method of calculation);

  •
  whether dividends will be cumulative or non-cumulative;

  •
  the minimum and maximum applicable rate for any dividend period;

  •
  the dates on which dividends will be payable, the date from which dividends will accrue and the record dates for determining the holders entitled to such dividends;

  •
  any redemption or sinking fund provisions; and

  •
  any additional dividend, redemption, liquidation or other preference or rights and qualifications, limitations or restrictions of such preferred share.

  Shareholders' Liability

        Shareholders' liability for the losses of a company is limited to the value of the shareholder's shareholdings in the company. According to the Argentine Corporate Law, however, shareholders who have a conflict of interest with the company with respect to certain matters and who do not abstain from voting on such matters may be held liable for damages to the company, provided that their votes were necessary for the adoption of the relevant decision. In addition, shareholders who voted in favor of a resolution that is subsequently declared void by a court as contrary to Argentine laws or a company's bylaws (or regulations, if any) may be held jointly and severally liable for damages to such company, other shareholders or third parties resulting from such resolution. See also "Risk Factors—Risks Relating to Our Class B Shares and the ADSs—Our shareholders may be subject to liability for certain votes of their securities" in the 2016 Form 20-F.

  Preemptive Rights and Accretion Rights

        According to the Argentine Corporate Law and Article Six, subsection c of our bylaws, in the event of a capital increase, holders of common shares of any class have a preferential right, in proportion to the number of shares they hold, to subscribe to additional shares of the same class as those they own. Article 15 of our bylaws and Section 216 of the Argentine Corporate Law, no shares issued after this offering may be entitled to multiple votes, except as permitted by applicable law. Holders of preferred shares have a preemptive right to subscribe only with respect to the issuance of preferred shares. Preemptive rights will also be given in the event of an issuance of preferred shares or convertible securities, but will not apply in the event of a conversion of such convertible securities.

        According to Article 194 of the Argentine Corporate Law, shareholders who would have exercised their right to a preemptive subscription and who have indicated their intention to exercise their right to accrue will have the right to assume the preemptive subscription rights of shareholders who do not exercise their right, in proportion to the number of shares bought by said shareholders upon exercising their right to preemptive subscription. The right to a preemptive subscription must be exercised within 30 days of the announcement to shareholders that they can exercise their right. Such announcement must be published for a period of three days in the Official Gazette and in an Argentine newspaper of wide circulation. According to the Argentine Corporate Law, companies that are authorized by the CNV to make public offers of their securities may, upon authorization of an extraordinary shareholders' meeting held in the same place and manner as other shareholders' meetings, reduce this period to 10 days. Any shares which are not subscribed by shareholders pursuant to their preemptive subscription right or right to accrue may be offered to third parties.

  Appraisal Rights

        Whenever our shareholders approve:

  •
  a merger or spin-off in which we are not the surviving corporation, unless the acquirer's shares are authorized for public offering or listed on any stock exchange;

  •
  a transformation of our corporate legal status;

  •
  a fundamental change in our corporate purpose;

  •
  a change in our domicile outside Argentina;

  •
  a voluntary termination of the public offering or listing authorization;

  •
  a decision in favor of our continuation upon delisting or cancellation of our public offering authorization; or

  •
  a total or partial recapitalization following a mandatory reduction of our capital or liquidation,

any shareholder that voted against such action or did not attend the relevant meeting may exercise appraisal rights, that is, the rights to withdraw and have its shares cancelled in exchange for the book value of its shares, determined on the basis of our latest balance sheet prepared, or that should have been prepared, in accordance with Argentine laws and regulations, provided that such shareholder exercises its appraisal rights within the time frame set forth below.

        Appraisal rights must be exercised within five (5) days following the meeting at which the resolution was adopted in the event of a dissenting shareholder that voted against such resolution, or within 15 days following such meeting in the case of a dissenting shareholder that did not attend the meeting and who can prove that it was a shareholder at the date of the meeting. In the case of mergers or spinoffs involving an entity authorized to make public offering of its shares, appraisal rights may not be exercised if the shares to be received as a result of the transaction are listed in any stock exchange. Appraisal rights are terminated if the resolution giving rise to such rights is overturned at another shareholders' meeting held within 60 days from the last day for our attending shareholders to exercise their appraisal rights.

        Payment of appraisal rights must be made within one year of the date of the shareholders' meeting at which the resolution was adopted, except where the resolution that gave rise to such rights was to delist the capital stock of the company or to reject a public offering or listing proposal, in which case the payment period is reduced to 60 days from the meeting at which the resolution was adopted or from the publication of the notice informing the delisting or rejection of the public offering or listing of the capital stock.

  Registration Requirements of Foreign Companies that Hold Class B Shares Directly

        Under the Argentine Corporate Law, foreign companies that hold shares directly (and not as ADSs) in an Argentine company must register with the IGJ in order to exercise certain shareholder rights, including voting rights. The registration requires the filing of corporate and accounting documents in order to demonstrate that the foreign shareholder's principal activity is performed outside Argentina. Therefore, it will have to prove that it is entitled to conduct business in its place of incorporation and meets certain foreign assets requirements.

  Liquidation Rights

        In the case of our liquidation or dissolution, our assets will be applied to satisfy our outstanding liabilities and proportionally distributed first among our holders of preferred stock, if any, as per the terms of the preferred stock, if any. If any surplus remains, it will be proportionally distributed among holders of our common stock. Our liquidation will be carried out by the Board of Directors or by the liquidator or liquidators appointed by a shareholders' meeting, under the surveillance of our monitoring body, the supervisory committee (the "Supervisory Committee").

  Meetings of Shareholders and Voting Rights

  Notice of Meetings

        Notices of shareholders' meetings are governed by the provisions of our bylaws, the Argentine Corporate Law and Law No. 26,831. Notice of shareholders' meetings must be published for five days in the Official Gazette, in an Argentine newspaper of wide circulation and in the publications of Argentine authorized markets in which the shares are listed and traded, at least 20 days but not more than 45 days prior to the date on which the meeting is to be held and must include information regarding the type of meeting to be held, the date, time and place of such meeting and the agenda. If a quorum is not available for such meeting, a notice for a second meeting, which must be held within 30 days from the date on which the first meeting was called, must be published for three days, at least eight days before the date of the second meeting. The above-described notices of shareholders' meetings may be effected simultaneously, in the case of ordinary meetings, in order for the second meeting to be held on the same day as the first meeting, one hour after, except in certain circumstances. Shareholders' meetings may be validly held without notice if all shares of our outstanding capital stock are present and resolutions are adopted by unanimous vote of such shares.

        The quorum for an ordinary shareholders' meeting is the majority of the share capital entitled to vote. The quorum for an extraordinary meeting is at least 60% of the share capital entitled to vote. Shareholders may attend in person or by proxy. Directors, syndics, members of the Supervisory Committee, managers and our employees may not hold proxies in representation of shareholders. If the quorum is not achieved, meetings may be reconvened with lower quorum requirements. According to our bylaws, the quorum for the second meeting of an extraordinary meeting will be satisfied with any presence of shareholders. Decisions at an ordinary or extraordinary shareholders' meeting require the affirmative vote of the absolute majority of the present votes. In addition, pursuant to the provisions of Article Sixteen of our bylaws, as amended at our extraordinary shareholders' meeting held on May 5, 2016 (pending registration by the IGJ), any amendment to Article Six paragraph (g) of our bylaws requires the affirmative vote of the absolute majority of the present votes of Class B shareholders. Class B shares are entitled to one vote per share. Class A shares are entitled to five votes per share, except in those cases described below.

        The Argentine Corporate Law requires that certain resolutions, such as early dissolution, major changes in corporate purpose or the transfer of a company's legal domicile abroad, be decided by the majority of all outstanding shares and without allowing multiple votes per share, except in the case of the surviving entity in a merger or a split-up. Under Article 284 of the Argentine Corporate Law, Class A shares are entitled to one vote only in the election of syndics. Our bylaws require a two thirds vote by Class A shares, regardless of the percentage of capital they represent, in order for us to duly resolve a merger with another company, our voluntary dissolution, our relocation abroad, and the fundamental change in our corporate purpose (subsection d) of Article six of the bylaws).

  Election of Directors

        The board is made up of the number of members determined at the ordinary shareholders' meeting, between a minimum of three and a maximum of nine directors. The shareholders may appoint as many alternate directors as there are effective directors, and for the same term in order to cover any vacancy and in the order in which they were elected.

        Board members are appointed at the annual ordinary shareholders' meeting.

        Directors will be elected for a term of two years when the Board is composed of three to eight members, and for a term of three years when the Board is composed of nine members.

        According to our bylaws, if our Board of Directors is composed of six or more members, their election will be staggered. If the ordinary shareholders' meeting appoints six, seven or eight directors, half of our board will be elected annually if there is an even number of members, and the whole number of directors calculated by dividing the total number of members of our board by half and rounding either up or down based, as appropriate in each alternating year, will be elected if there is an odd number of members. In such circumstances, the shareholders will decide which one of the new directors is appointed for a term of one or two years for the purposes of electing half of our Board. If nine directors are appointed, a third of our board will be elected annually. In such circumstances, the shareholders will decide which one of the new directors is appointed for a term of one, two or three years, for the purposes of electing a third of our Board. In each case at least three directors shall be elected at each ordinary shareholders' meeting.

        Pursuant to section 257 of the Argentine Corporate Law, the directors maintain their positions until the following annual ordinary shareholders' meeting where directors are appointed.

        Argentine Corporate Law reserves the right to cumulative voting in order to elect up to one third of the directors to fill vacancies of the board of directors, sharing such part with candidates voted for by means of the plural system. Cumulative voting is a system designed to protect non-controlling interests results, as it gives rise to the possibility, but does not ensure, that non-controlling interests results will be able to elect some of their candidates to the board of directors. Such system works by multiplying the number of votes corresponding to the members that are taking part in the proceeding by the number of contemplated vacancies, which cannot exceed one third of the vacancies. The larger the number of vacancies, the greater the possibility that minority groups or shareholders will win positions in the board of directors.

  Mandatory Tender Offer Regime

        We are subject to the mandatory tender offer rules set forth in Law No. 26,831. These rules provide that in certain circumstances a mandatory tender offer ("OPA") with respect to some or all of our outstanding shares must be launched. The circumstances include situations in which anyone intends to purchase, either directly or indirectly, for cash, either individually or collectively, either in one act or in a series of successive acts during a period of 90 consecutive days, a number of voting shares, subscription rights or stock options, convertible negotiable securities or similar securities which together with that person's existing holdings could, directly or indirectly, entitle such person to subscribe, purchase or convert voting shares, shares entitled to or that once exercised grant the right to a "significant share" in the voting capital stock of a publicly traded company.

        In such circumstances, the OPA must be launched by the prospective purchaser within 10 days of having made the decision to participate in such purchase.

        Such obligation is not applicable in cases where the acquisition would not trigger a change of control of the company. It also does not apply in cases where there is a change of control as a consequence of a corporate reorganization or as a consequence of mere redistributions of shares among companies of the same group.

  Concept of a "Significant Share"

        The regulations establish a duty to effect an offer with respect to part or all of the outstanding shares of the company depending on the percentage of the voting capital stock to be acquired. The regulations provide for the following duties relating to the OPA:

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  Whenever the goal is to acquire a holding equal to or greater than 35% of the voting capital stock or of the company votes, the offer must be made for a number of securities that would enable the purchaser to acquire at least 50% of the voting capital stock of the affected company.

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  Whenever a holding equal to or greater than 50% of the voting capital stock or the votes of the company is sought, the offer shall be made for the number of securities that would enable the purchaser to obtain 100% of the voting capital stock of the affected company. The application of this stipulation shall have priority over the stipulation discussed in the preceding paragraph.

  Determination of the OPA Price in the Case of a Change in Control

        The price shall be a fair price determined by the offeror.

        In order to determine the fair price, the following criteria must be considered, according to the CNV Rules: (i) book value of the shares; (ii) valuation of the target company according to discounted cash flows (DCF) or other applicable valuation criteria applicable to comparable business; and (iii) average price of the shares for the last six months before the "offer." Based on certain interpretations of Law No. 26,831 and the CNV Rules, there is no certainty as to whether the average price of the shares for the last six months before the "offer" should be considered as a minimum price. The price could be challenged by both the CNV and any offeree shareholder.

        Subsection (g) of Article Six of our bylaws, as amended at the extraordinary shareholders' meeting held on May 5, 2016 and the ordinary and extraordinary shareholders' meeting held on April 27, 2017, provides that if an OPA on our shares takes place, there may be no difference in the price to be offered for common shares, regardless of the class of shares. In addition, if there is an OPA triggered by a change of control, the price to be offered cannot be lower than the highest price that the offeror, acting individually or with its affiliates and/or other persons, paid or agreed to pay for our common shares regardless of the class of shares, during the 180 days prior to the date of the offer (inclusive of such date), which shall conform to the provisions of Law No. 26,831 and the CNV Rules, and the price to be offered must be, in any case, a fair price. As of the date of this prospectus, this amendment to our bylaws is pending authorization from the CNV and registration with the IGJ.

  Penalties for Breach

        Without prejudice to the penalties established by the CNV, Law No. 26,831 provides that purchases in violation of such regime will be declared irregular and ineffective for administrative purposes by the CNV and cause the auction of the shares acquired in violation of the applicable regulation, without prejudice to the penalties that may correspond.

  Tender Offer Regime in the Case of a Voluntary Withdrawal from the Public Offering and Listing System in Argentina

        Law 26,831 and CNV regulations also established that when a company whose shares are publicly offered and listed in Argentina agrees to withdraw voluntarily from the public offering and listing system in Argentina, it must follow the procedures provided for in the CNV's regulations and it must likewise launch an OPA for its aggregate shares or subscription rights or securities convertible into shares or stock options under the terms provided for in such regulation. It is not necessary to extend the public offering to those shareholders that voted for the withdrawal at the shareholders' meeting.

        The acquisition of one's own shares must be made with liquid and realized profits or with free reserves, whenever paid up in full, and for the amortization or disposition thereof, within the term set forth in Section 221 of the Argentine Corporate Law and the company must present the CNV with evidence that it has the necessary solvency to effect such purchase and that the payment for the shares will not affect its solvency.

        According to Section 98 of Law No. 26,831 the price offered in the case of a voluntary withdrawal from the public offering and listing system in Argentina should be equitable and take into account the following relevant criteria:

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  The equity value of the shares, taking into account a special financial statement for the withdrawal from the public offering system or listing;

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  The value of the company, in accordance with discounted cash flow criteria and ratios applicable to comparable businesses or companies;

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  The company's liquidation value;

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  Average quotation prices on the stock exchange where the shares are listed during the six month period immediately preceding the withdrawal application, regardless of the number of sessions necessary for such negotiation; and

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  The consideration offered before, or the placement of the new shares, in the event that a public offering has been made with regard to the same shares or if new shares have been issued, if applicable, during the last year, to be counted as of the date of the agreement for the withdrawal application.

        Under no circumstances can the fair price offered be lower than the price indicated in the fourth bullet above.

  Mandatory or Voluntary Tender Offer in the Case of Near-total Control

        If a shareholder or group of shareholders holds, directly or indirectly, 95% or more of the outstanding capital stock of a publicly traded Argentine company, any minority shareholder may request that the controlling shareholder launch an OPA for all outstanding shares of such company. In addition, a person that holds, directly or indirectly, 95% or more of the outstanding capital stock of a publicly traded Argentine company may issue a unilateral declaration of its intention to purchase all outstanding shares of such company within six months following the date of acquisition of near-total control and withdraw the company from public offering and its shares from listing and trading. The price offered should be an equitable price, following the criteria set forth in Law 26,831, but in no case may it be lower than the average trading price of such shares during the six-month period preceding the OPA application.

  Shareholder Claims

        Pursuant to article 46 of Law No. 26.831, companies whose shares are listed on any authorized market (including the BYMA), such as we intend our shares to be, are subject to the jurisdiction of the arbitration court of such authorized market for all matters concerning such companies' relationship with shareholders and investors, without prejudice to the right of shareholders and investors to submit their claims to the courts of the City of Buenos Aires.

  Corporate Governance

        We comply with the Argentine Corporate Law, the Law No. 26,831 and CNV rules and corporate governance regulations.

  Dividends

        Declaration and payment of dividends to all holders of each class of our shares (Class A and Class B shares (to the extent any such shares are outstanding)), to the extent funds are legally available, is determined by all of our shareholders with voting rights (i.e., our Class A and Class B shareholders) at the annual ordinary shareholders' meeting. At such annual ordinary shareholders' meeting, our Class A shares will be entitled to five votes each and our Class B shares will be entitled to one vote each. It is the responsibility of our Board of Directors to make a recommendation to our shareholders with respect to the amount of dividends to be distributed. The Board of Directors' recommendation will depend on a number of factors, including but not limited to, our operating results, cash flow, financial condition, capital position, legal requirements, contractual and regulatory requirements, and investment and acquisition opportunities. As a general rule, the Board of Directors will favor efficient use of capital in its recommendation making process. Thus, the Board will recommend reinvesting earnings when there are investment opportunities or it will recommend distributing dividends when there is excess capital.

        However, shareholders are ultimately entitled to overrule the recommendation of the Board of Directors through the affirmative vote of the absolute majority of the present votes at an ordinary shareholders' meeting.

        Holders of ADSs will be entitled to receive any dividends payable in respect of our underlying Class B shares. We will pay cash dividends to the ADS depositary in U.S. dollars abroad, although we reserve the right to pay cash dividends in Pesos in Argentina if so required by applicable foreign exchange regulations in place at the time of payment. The ADS deposit agreement provides that the depositary will convert cash dividends received by the ADS depositary in Pesos to U.S. dollars: if so permitted by, and subject to the limits set forth in, applicable foreign exchange regulations in place at such time and, after deduction or upon payment of fees and expenses of the ADS depositary and deduction of other amounts permitted to be deducted from such cash payments in accordance with the ADS deposit agreement (such as for unpaid taxes by the ADS holders in connection with personal asset taxes or otherwise), will make payment to holders of the ADSs in U.S. dollars. If dividend payments cannot be made in U.S. dollars outside of Argentina, the transfer outside of Argentina of any funds collected by foreign shareholders in Pesos in Argentina may be subject to certain restrictions. Although the transfer of funds abroad by local companies to pay annual dividends only to foreign shareholders based on approved and fully audited financial statements does not require formal approval by the Argentine Central Bank, however, in the past, the decrease in availability of U.S. dollars in Argentina has led the Argentine government to impose informal restrictions that consisted of de facto measures restricting local residents and companies from purchasing foreign currency through the MULC to make payments abroad, such as dividends, among others.

        We and our subsidiaries are subject to contractual, legal and regulatory requirements affecting our ability to pay dividends. See also "Item 4.B Business overview—Argentine Banking Regulation—Liquidity and Solvency Requirements—Requirements Applicable to Dividend Distribution" in the 2016 Form 20-F.

  Listing

        Our Class B shares are listed on the BYMA and the MAE, under the symbol "SUPV." ADSs representing our Class B shares are listed on the New York Stock Exchange under the symbol "SUPV."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

  American Depositary Shares

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent five Class B shares (or a right to receive five Class B shares) deposited with the principal Buenos Aires office of Banco Santander Río S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at 225 Liberty Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Argentine law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in "Where You Can Find More Information."

  Dividends and Other Distributions

  How will you receive dividends and other distributions on the Class B shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent. For additional information on our dividend policy and restrictions related to the underlying Class B shares, see "Description of Capital Stock—Dividends."

        Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class B shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation" in the applicable prospectus supplement. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

        Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class B shares or any value for them if it is illegal or impractical for us to make them available to you.

  Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

  How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs for the purpose of withdrawal at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

  How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

  Voting Rights

  How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders' meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Argentina and of our bylaws or similar documents, to vote or to have its agents vote the Class B shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. However, the depositary is not required to vote any Class B shares as to any matter unless, if so reasonably requested, it has received an opinion from our counsel that is reasonably satisfactory to it to the effect that that matter is not contrary to Argentine law or our bylaws (or regulations, if any).

        Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

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  we do not wish to receive a discretionary proxy;

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  there is substantial shareholder opposition to the particular question of which we are aware or should reasonably be aware; or

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  the particular question would have a material and adverse impact on the rights of our shareholders.

        We are required to notify the depositary if one of the conditions specified above exists.

        Notwithstanding the foregoing, if so requested in writing by the Company, the depositary will endeavor, insofar as practicable and to the extent permitted by applicable law, to represent all deposited shares (whether or not voting instructions have been received in respect of such deposited shares from ADS holders as of the record date) for the sole purpose of establishing quorum at a meeting of shareholders.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

  Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$0.05 (or less) per ADS	• Any cash distribution to ADS holders

• A fee equivalent to the fee that would be payable if securities distributed to you had been Class B shares and the Class B shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) which are distributed by the depositary to ADS holders

• US$0.05 (or less) per ADS per calendar year	• Depositary services

• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADSs or shares underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

  Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

  Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding American depositary receipts ("ADRs") in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

  Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

  How may the deposit agreement be terminated?

        The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

  •
  we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

  •
  we become insolvent or enter insolvency proceedings

  •
  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

  •
  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

  •
  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

  Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

  Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of the underlying Class B shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

  Your Right to Receive the Class B Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying Class B shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class B shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our Class B shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class B shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

  Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying Class B shares. This is called a pre-release of the ADSs. The depositary may also deliver Class B shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of Class B shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the Class B shares or ADSs to be deposited; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

  Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

  Shareholder Communications; Inspection of Register of Holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

        Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

  •
  the title and series of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which the debt securities will be issued;

  •
  the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

  •
  the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

  •
  any conversion or exchange features;

  •
  if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

  •
  if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

  •
  the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

  •
  the denomination or denominations of debt securities;

  •
  whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

  •
  information with respect to book-entry procedures;

  •
  whether any of the debt securities will be issued as original issue discount securities;

  •
  each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

  •
  if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

  •
  if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

  •
  any other terms of the debt securities.

        The indenture will be governed by and construed in accordance with the laws of the State of New York. Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

        No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

        The indenture and the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act") incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

        The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the date for determining the persons entitled to participate in the rights distribution;

  •
  the exercise price for the rights;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

  •
  the number of rights issued to each shareholder and the number of rights outstanding, if any;

  •
  the extent to which the rights are transferable;

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

  •
  anti-dilution provisions of the rights, if any; and

  •
  any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units that include senior or subordinated debt securities, common stock, preferred stock, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

 SELLING SHAREHOLDER

        This prospectus also relates to the possible resale from time to time by Julio Patricio Supervielle of up to 45,000,000 Class B shares that were issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part. The Class B shares to be potentially sold by the selling shareholder were originally acquired in a series of private transactions prior to the consummation of our initial public offering in May 2016.

        If the selling shareholder offers Class B shares in any future offering, an applicable prospectus supplement may set forth the nature of any position, office or other material relationship which the selling shareholder has had with us, our affiliates or predecessors during the three years prior to the date of the applicable prospectus supplement, the number of our Class B shares owned by the selling shareholder before and after the offering, the number of our Class B shares to be offered by the selling shareholder, the percentage of our Class B shares held by the selling shareholder before and after the offering, and the price and terms upon which our Class B shares are to be sold by the selling shareholder.

        We will pay the fees and expenses incurred in effecting the registration of the Class B shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our accountants and our and the selling shareholder's counsel. The selling shareholder will pay any underwriting or broker discounts and any commissions incurred by the selling shareholder in selling its Class B shares.

        The selling shareholder will not be authorized to use this prospectus for an offering of our Class B shares without first obtaining our consent. The selling shareholder may not sell any Class B shares pursuant to this prospectus until we have identified the above information in a subsequent prospectus supplement. However, the selling shareholder may sell or transfer all or a portion of his Class B shares pursuant to any available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        We or the selling shareholder may from time to time offer and sell our Class B shares, which may be represented by ADSs, and we may from time to time offer and sell shares of our preferred stock, par value Ps.1.00 per share, debt securities, warrants, rights or units, separately or together in any combination, through agents, underwriters or dealers, or directly to one or more purchasers.

        The prospectus supplement relating to any offering of the securities will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  the compensation of any underwriter, dealers or agents;

  •
  our net proceeds from the offering;

  •
  the purchase price of the securities;

  •
  over-allotment;

  •
  lock-up agreements;

  •
  stabilization agreements;

  •
  jurisdictions where securities are offered;

  •
  the public offering price of the securities; and

  •
  any exchange on which the securities will be listed.

        We and the selling shareholder may designate agents who agree to use their reasonable efforts to solicit the purchase of securities during the term of their appointment to sell securities on a continuing basis.

        If we or the selling shareholder use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we state otherwise in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of those securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the selling shareholder uses dealers in the sale, unless we indicate otherwise in the applicable prospectus supplement, the selling shareholder will sell our Class B shares to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

        The selling shareholder may also sell our Class B shares directly without using agents, underwriters or dealers.

        Underwriters, dealers and agents that participate in the distribution of the securities may be "underwriters" as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that the selling shareholder enters into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities, including liabilities under the Securities Act. The agreement may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the debt securities, warrants, rights and units, and certain matters of U.S. law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. The validity of the Class B shares, the preferred stock and other matters governed by Argentine law will be passed upon for us by Errecondo, González & Funes.

 EXPERTS

        The financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of Argentina. Substantially all of our assets and the assets of our subsidiaries are located outside the United States. All of our directors and all our officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons.

        Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Articles 517 through 519 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) are met, such as (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

        We have been advised by our Argentine counsel Errecondo, González & Funes, that judgments of United States courts for civil liabilities based upon the federal securities laws of the United States may be, subject to the requirements described above, enforced in Argentina. A judgment against us obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement, including exhibits, which we have filed with the SEC on Form F-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

        We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy certain documents we submit to the NSYE at its offices at 11 Wall Street, New York, New York 10005. We maintain an Internet site at http://www.gruposupervielle.com. Information contained on our site is not part of this prospectus or any accompanying prospectus supplement.

        We are a "foreign private issuer" as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act to which domestic issuers are subject, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events. We are also subject to the informational requirements of the BYMA and the CNV. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the BYMA and the CNV. Our public filings with the CNV are electronically available from the CNV's Internet site at www.cnv.gob.ar. Information contained on this website is not part this prospectus or any accompanying prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on May 1, 2017 (SEC File No. 001-37777);

  •
  our report on Form 6-K, furnished to the SEC on June 15, 2017 (SEC File No. 001-37777), containing our unaudited consolidated interim financial statements as of March 31, 2017 and for the three-month periods ended March 31, 2017 and 2016;

  •
  any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in our registration statement on Form F-3.

        You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at Grupo Supervielle S.A., Bartolomé Mitre 434, 5th floor, the City of Buenos Aires, Argentina, Attention: Ana Bartesaghi, +54 11 4340 3013.

        Our unaudited financial statements for the three-month period ended March 31, 2017, which are included in our report on Form 6-K furnished to the SEC on June 15, 2017, do not include a reconciliation to generally accepted accounting principles in the United States ("U.S. GAAP") of shareholders' equity as of March 31, 2017 or net income for the periods ended March 31, 2017 and 2016. There is no material difference from U.S. GAAP as it would be applied to our shareholders' equity as of March 31, 2017 or our net income for the three-month period ending March 31, 2017 and 2016 that was not disclosed and quantified in the reconciliation to U.S. GAAP as of and for the year ended December 31, 2016.

        For a discussion of the most significant differences between Argentine Banking GAAP and U.S. GAAP as they relate to our financial statements, please see note 35 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2016 and incorporated by reference in this prospectus.

103,000,000 Class B Common Shares

Grupo Supervielle S.A.

which may be represented by American depositary shares

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Itaú BBA

J.P. Morgan

August 25, 2017